As filed with the Securities and Exchange Commission on August 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WEX Inc.
(Exact name of Registrant as specified in its charter)

Delaware	01-0526993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Hancock St.
Portland, ME 04101
(207) 773-8171

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Melissa D. Smith
President and Chief Executive Officer
WEX Inc.
1 Hancock St.
Portland, ME 04101
(207) 773-8171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

ActiveUS 180562579v.8

Andrew Bonnes Glenn R. Pollner Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	577,254	$162.77	$93,959,633.58	$12,195.96

6.50% Convertible Senior Notes due 2027	$486,404,027.98	100%	$486,404,027.98	$63,135.24
Common Stock, $0.01 par value, underlying Convertible Notes	1,550,000 (3)	—	—	—(4)

ActiveUS 180562579v.8

(1)    Equals $310,000,000 of aggregate initial principal amount of 6.50% Convertible Senior Notes due 2027 issued in July 2020 (“Notes”), plus up to an additional $176,404,027.98 in aggregate principal amount of Notes that may be issued if the registrant elects to satisfy all future interest payment obligations in respect of the Notes through final maturity by accretion of interest to the principal of the Notes. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)    Estimated solely for the purpose of computing the registration fee and based on the average high and low sales price of the common stock of WEX Inc. as reported on the New York Stock Exchange on August 7, 2020 in accordance with Rule 457(c) under the Securities Act.

(3) Represents the initial number of shares of common stock, par value $0.01 per share (“Common Stock”) issuable upon conversion of the Notes at a conversion rate corresponding to the initial conversion rate of 5.00 shares of Common Stock per $1,000 principal amount of the Notes. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of Common Stock as may be issued in connection with a stock split, stock dividend or similar transaction.

(4)    Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the convertible senior notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

ActiveUS 180562579v.8

PROSPECTUS
WEX Inc.
577,254 shares of Common Stock
6.50% Convertible Senior Notes due 2027
Shares of Common Stock issuable upon conversion of 6.50% Convertible Senior Notes due 2027

This prospectus relates to the potential sale or disposition from time to time by WP Bronco Holdings, LLC (“Warburg”) and/or its permitted transferees, pledgees, assignees, distributees, donees or successors or others who may later hold interests in the securities offered for resale hereby (collectively, with Warburg, the “Selling Securityholders”) of (i) 577,254 shares (the “initial shares”) of our common stock, par value $0.01 (“common stock”), (ii) $310,000,000 in initial aggregate principal amount of our 6.50% Convertible Senior Notes due 2027 (the “Notes”), as such principal amount may be increased as a result of accretion of interest to the principal amount of the Notes and (iii) shares of our common stock issuable upon conversion of the Notes, if any, in each case in any manner described under “Plan of Distribution” in this prospectus. The initial shares and the Notes were acquired from us by Warburg in a private placement that closed on July 1, 2020 and that is more fully described in the section entitled “Prospectus Summary—Warburg Transaction.” We will receive no proceeds from any sale by the Selling Securityholders of the shares of common stock or Notes offered by this prospectus and any prospectus supplement, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
The Notes are not listed on any securities exchange. Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “WEX.” On August 7, 2020, the closing sale price of our common stock on the NYSE was $162.81 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section “Risk Factors” below beginning on page 6, in our other filings with the Securities and Exchange Commission incorporated by reference herein, and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2020.

ActiveUS 180562579v.8

Neither we nor any Selling Securityholder or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and any Selling Securityholder or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ActiveUS 180562579v.8

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the Selling Securityholders may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about the Selling Securityholders may change over time. Any changed information given to us by a Selling Securityholder will be set forth in a prospectus supplement if and to the extent necessary. Further, in some cases, a Selling Securityholder may also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling Notes or shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to the public from the SEC’s website at www.sec.gov, or our website at www.wexinc.com. The information on or accessible through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus.
This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, reference is hereby made to the registration statement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement through the completion of the offering (other than, in each case, documents or information deemed to have been furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K or as otherwise permitted by SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 5, 2020, respectively;

ActiveUS 180562579v.8

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 24, 2020, February 13, 2020, May 20, 2020, June 29, 2020, June 29, 2020, July 1, 2020 and August 3, 2020 (except, in each case, for information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K); and

•	the description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on February 8, 2005.
For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain a copy of any or all of the information that has been or may be incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
WEX Inc.
Attention: Corporate Secretary
1 Hancock Street
Portland, ME 04101
Tel: (207) 773-8171

ActiveUS 180562579v.8

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This prospectus, including the sections entitled “Prospectus Summary” and “Risk Factors,” and the information incorporated by reference in this prospectus, contain forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•
the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact our business, results of operations and financial condition in excess of current expectations;

•	the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity;

•	the impact of foreign currency exchange rates on the Company’s operations, revenue and income;

•	changes in interest rates;

•	the impact of fluctuations in fuel prices, including the impact of any continued reductions in fuel price and the resulting impact on our revenues and net income;

•	the effects of the Company’s business expansion and acquisition efforts;

•	potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition;

•	competitive responses to any acquisitions;

•	uncertainty of the expected financial performance of the combined operations following completion of an acquisition;

•	the failure to complete or successfully integrate the Company’s acquisitions;

•	the ability to realize anticipated synergies and cost savings;

•	unexpected costs, charges or expenses resulting from an acquisition;

•	the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs;

•	the failure of corporate investments to result in anticipated strategic value;

•	the impact and size of credit losses;

•	the impact of changes to the Company’s credit standards;

•
breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants;

•	the Company’s failure to maintain or renew key commercial agreements;

•	failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors;

•
failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure;

•
the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates;

•	legal, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union;

•	the impact of the transition from LIBOR as a global benchmark to a replacement rate;

•	the impact of the Company’s outstanding notes on its operations;

•	the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically;

•	the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur;

•	the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities;

•	the incurrence of impairment charges if our assessment of the fair value of certain reporting units changes;

•
the uncertainties of litigation, including the legal proceedings with respect to the purchase agreement relating to the proposed acquisition of eNett International (Jersey) Limited and Optal Limited; as well as

•	other risks and uncertainties identified in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, cash flows or prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place substantial weight on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

ActiveUS 180562579v.8

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock or the Notes. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 6 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our common stock or the Notes. Unless we state otherwise or the context otherwise requires, references in this prospectus to “WEX,” the “Company,” “us,” “we” or “our” in this prospectus mean WEX Inc. and its consolidated subsidiaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.
WEX INC.
WEX Inc. is a leading financial technology service provider operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments, as well as payroll related benefits to customers in Brazil. During 2019 and the six months ended June 30, 2020, Fleet Solutions revenue represented approximately 60% and 59% of our total revenue, Travel and Corporate Solutions revenue represented approximately 21% and 16% of our total revenue, and Health and Employee Benefit Solutions revenue represented approximately 19% and 25% of our total revenue, respectively.
We were incorporated in Delaware on February 16, 2005. Our principal executive offices are located at 1 Hancock Street, Portland, Maine 04101, and our telephone number is (207) 773-8171. Our website is located at www.wexinc.com, and our investor relations website is located at http://ir.wexinc.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.
Warburg Transaction
On June 29, 2020, we entered into a purchase agreement (the “Purchase Agreement”) with Warburg, an affiliate of funds managed by Warburg Pincus LLC, providing for the issuance and sale to Warburg of 577,254 shares (the “initial shares”) of our common stock, par value $0.01 (“common stock”) and $310,000,000 in initial aggregate principal amount of our 6.50% Convertible Senior Notes due 2027 (the “Notes”). The transactions contemplated by the Purchase Agreement closed on July 1, 2020. In connection with the issuance of the Notes, on July 1, 2020, we entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are convertible at the option of holders of the Notes at any time prior to the close of business on the second business day immediately preceding the maturity date, or earlier redemption or repurchase by us. The Notes are convertible into shares of our common stock based on an initial conversion price of $200 per share (equal to a conversion rate of 5.00 shares of common stock per $1,000 principal amount of the Notes), subject to adjustment. See “Description of Notes” for a more detailed summary of the terms of the Notes.

ActiveUS 180562579v.8

RISK FACTORS
Investing in our common stock and the Notes involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part I, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock and the Notes. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to the Notes

The Notes are effectively subordinated to our secured debt and structurally subordinated to any existing or future liabilities of our subsidiaries.

The Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our existing and future liabilities that are not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The indenture governing the Notes includes a debt incurrence covenant that restricts us from incurring certain indebtedness, but it is subject to significant exceptions, including if, after giving effect to any such proposed incurrence, and the receipt and application of the proceeds therefrom, the ratio of (x) our consolidated EBITDA for the most recent four fiscal quarters for which financial statements are available, to (y) our consolidated fixed charges for such period would be greater than 1.5:1.0.

While the Notes are not secured by any of our assets, our obligations under our senior secured credit facilities and under our 4.75% Senior Notes due 2023 are secured by security interests in substantially all of our tangible and intangible assets, including the stock of our subsidiaries, subject to certain exceptions. As a result, the Notes will be effectively subordinated to our indebtedness under the senior secured credit facilities and our 4.75% Senior Notes due 2023 to the extent of the value of the assets that secure that indebtedness. As of June 30, 2020, we had an aggregate principal amount of approximately $2.4 billion of outstanding secured indebtedness under our senior secured credit facilities and $400 million of secured indebtedness under our 4.75% Senior Notes due 2023. In addition, we may incur additional secured debt in the future.

As of June 30, 2020, our total consolidated indebtedness was $2.8 billion, including $2.8 billion of secured indebtedness (including approximately $2.4 billion of outstanding secured indebtedness under our senior secured credit facilities and $400 million of secured indebtedness under our 4.75% Senior Notes due 2023) to which the Notes would have been effectively subordinated to the extent of the value of the assets securing such secured indebtedness, and our subsidiaries had $63 million of indebtedness and other liabilities and we had $2.7 billion of indebtedness issued by us and guaranteed by certain of our subsidiaries to which the Notes would have been structurally subordinated.

The Notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

ActiveUS 180562579v.8

The Notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the Notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Transferring cash from our foreign subsidiaries may result in adverse tax consequences to us and, therefore, we do not intend to repatriate funds from our foreign subsidiaries to repay the Notes. Moreover, certain of our subsidiaries guarantee the obligations under our senior secured credit facilities and under our 4.75% Senior Notes due 2023.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, or to make cash payments in connection with any conversion of Notes or repurchase Notes in connection with a fundamental change, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Volatility in the market price and trading volume of our common stock and/or prevailing interest rates could adversely affect the value of the Notes.

We expect that the value of the Notes will be affected by the market price of our common stock. The stock market in recent years has experienced significant price and volume fluctuations, including fluctuations that have often been unrelated to the operating performance of companies. Fluctuations in price and volume, both in the stock market generally and with respect to our common stock specifically, have been particularly significant in 2020. The market price of our common stock can fluctuate for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the value of the Notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who may view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. This trading activity could, in turn, affect the value of the Notes.

In addition, the condition of the debt markets or the financial markets more broadly and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could also have an adverse effect on the value of the Notes.

Despite our substantial indebtedness, we may still be able to incur more debt, intensifying the risks described above.

Subject to restrictions in our existing credit facilities, our outstanding 4.75% Senior Notes due 2023 and the Notes, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. Subject to certain limitations, including compliance with the covenants in our existing credit facilities, we have the ability to borrow additional funds under our existing credit facilities. As of June 30, 2020, on an as

ActiveUS 180562579v.8

adjusted basis after giving effect to the issuance of the notes, we would have had $768 million of available borrowing capacity under our existing revolving credit facility, subject to meeting the covenants in our existing credit facilities.

Our substantial level of indebtedness could have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions and increasing interest expense. Moreover, we may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Our ability to arrange additional financing or refinancing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. There can be no assurance that we will be able to obtain additional financing or refinancing on terms acceptable to us or at all.

We may not have the ability to pay cash interest or settle conversions of the Notes in cash or to repurchase the Notes upon a fundamental change, and our existing debt contains, and our future debt may contain, limitations on our ability to pay cash in connection with conversions or repurchases of the Notes.

Holders of the Notes will have the right to require us to repurchase all or a portion of their Notes upon the occurrence of a fundamental change before the maturity date at a fundamental change repurchase price equal to the sum of (i) 105% of the then accreted principal amount of the Notes to be repurchased, plus accrued interest and (ii) the sum of the present values of the scheduled remaining payments of interest (assuming such interest payments were paid in cash) had such Notes remained outstanding through the maturity date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the Notes, we have the ability to elect to settle conversions in cash, shares of common stock or a combination of cash and shares of common stock, at our election, as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Further, in some cases, the indenture relating to the Notes will require us to pay cash in certain circumstances where we are unable to deliver shares of common stock upon conversion. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes surrendered therefor or to pay cash in respect of Notes being converted or to pay interest on the Notes. In addition, our ability to repurchase the Notes or to pay cash upon conversions of the Notes or in respect of interest on the Notes may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the indenture or to pay any cash payable in respect of future conversions of the Notes or in respect of interest if and as required by the indenture would constitute a default under the indenture. A default under the indenture or a transaction constituting a fundamental change could also lead to a default under our existing credit facilities, our outstanding 4.75% Senior Notes due 2023 and other agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes or make cash payments in connection with conversions thereof or in respect of interest thereon.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material adverse effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet at the issuance date, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our

ActiveUS 180562579v.8

financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the value of the Notes.

In addition, under certain circumstances, convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the convertible instruments are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such instruments exceeds their principal amount. However, in the case of the Notes, we plan to apply the if-converted method to calculate the impact of the Notes on the diluted earnings per share. Under the if-converted method, for diluted earnings per share purposes, we would add back to the numerator—net of taxes—interest charges, any mark-to-market recognized in earnings from any bifurcated derivatives, and nondiscretionary adjustments based on income made during the period would have been computed differently had the interest on the Notes never been recognized, if any and we would include in the denominator the number of shares of common stock issuable upon conversion. If the interest charges on the Notes per share of common stock issuable upon conversion exceeds the basic earnings per share, the Notes would be considered antidilutive. The if-converted method assumes the dilution impact of the Notes being exercised as of the beginning of the period, and thus could have a negative impact on future reported diluted earnings per share.

In July 2019, the FASB issued an exposure draft that proposes to change the accounting for the convertible debt instruments described above. Under the exposure draft, an entity may no longer be required to separately account for the liability and equity components of convertible debt instruments. This could have the impact of reducing non-cash interest expense, and thereby increasing net income (or decreasing net losses). Additionally, as currently proposed, the treasury stock method for calculating earnings per share will no longer be allowed for convertible debt instruments whose principal amount may be settled using shares. Rather, the if-converted method may be required, which could decrease our diluted earnings per share. We cannot be sure that the proposed changes in this exposure draft will be adopted, or will be adopted in their current format. We also cannot be sure whether other changes may be made to the current accounting standards related to the Notes, or otherwise, that could have an adverse impact on our financial statements.

Future sales of our common stock or equity-linked securities could lower the market price for our common stock and adversely impact the value of the Notes.

In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and other equity awards and upon conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the value of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of Notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to such rights to the extent our conversion obligation includes shares of our common stock.

Holders of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to conversion of such Notes into common stock, but holders of Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or our amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the effective conversion time related to a holder’s conversion of its Notes (if we have elected to settle the relevant conversion by delivering shares of our common stock), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock resulting from such amendment.

ActiveUS 180562579v.8

Upon conversion of the Notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the Notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation. Upon conversion of the Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. We will be required to deliver shares of our common stock, cash or a combination thereof, at our election, no later than three trading days after the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares, cash or combination thereof, as applicable, that you receive will be adversely affected and would be less than the conversion value of the Notes on the conversion date.

The Notes contain only very limited restrictive covenants.

The indenture governing the Notes contains a debt incurrence covenant that restricts us from incurring certain indebtedness, but it is subject to significant exceptions. Moreover, the debt incurrence covenant could be amended as a result of certain securities issuances that include negative covenants relating to the incurrence of indebtedness and issuance of preferred stock, the terms of which are more advantageous to us than the terms set forth in the debt incurrence covenant in the indenture, as described under the caption “—Covenant Relating to Incurrence of Indebtedness—Additional Notes.” Further, the indenture does not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of Notes—Consolidation, Merger and Sale of Assets.” As a result, your investment in the Notes may not be as protected as an investment in an instrument that contains more protective covenants and restrictions.

Provisions in the indenture governing the Notes or otherwise relating to Warburg’s investment in us may impede or discourage a takeover, which could reduce the market price of our common stock and the value of your Notes.

If a fundamental change occurs prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require us to repurchase all or a portion of their Notes. The fundamental change repurchase price will equal the sum of (i) 105% of the then accreted principal amount of the Notes to be repurchased, plus accrued interest and (ii) the sum of the present values of the scheduled remaining payments of interest (assuming such interest payments were paid in cash) had such Notes remained outstanding through the maturity date. The indenture governing the Notes also prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes and the indenture. These and other provisions in the indenture or otherwise relating to Warburg’s investment in us could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

The conversion price of the Notes may not be adjusted for all dilutive events.

The conversion price of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations or distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Price Adjustments.” In addition, and subject to certain significant exceptions, the conversion price will be subject to adjustment in respect of certain issuances by us of common stock or equity-linked securities at a price below the conversion price of the Notes or the then market price of our common stock. However, the conversion price will not be adjusted for other events, such as, among other events, underwritten public offerings, Rule 144A offerings, certain private placements (including certain private placements at a discount), issuances as consideration in connection with acquisitions, equity compensation related issuances or a third-party tender or exchange offer, any of which may adversely affect the value of the Notes or the trading price of our common stock. An event that adversely affects the value of the

ActiveUS 180562579v.8

Notes or the trading price of our common stock may occur, and that event may not result in an adjustment to the conversion price.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase all or a portion of your Notes. However, the fundamental change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

In addition, absent the occurrence of a fundamental change as described under “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes”, changes in the composition of our board of directors will not provide holders with the right to require us to repurchase the Notes.

We do not expect an active trading market to develop for the Notes.

No trading market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, we do not expect that an active trading market will develop for the Notes. If an active trading market does not develop or, if developed, is not maintained, the value and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

The Notes have been issued with original issue discount, and you will be required to include original issue discount in your U.S. federal taxable income, regardless of whether cash interest payments are made on the Notes.

The Notes have been issued with original issue discount (“OID”) for U.S. federal income tax purposes because the issue price of a Note for U.S. federal income tax purposes is less than its principal amount and interest payments are not required to be paid in cash but may be paid through accretion to the principal amount of the Notes, at our election.  Each U.S. holder of a Note generally must include OID in income as ordinary interest income as it accrues using a constant yield method in advance of the receipt of cash payments attributable to such income.   The amount includable in income each year will exceed the interest accruals on the Notes due to the discount on the Notes at original issuance, and such OID accruals will be required to be included in income even if interest payments are not made in cash. You should consult your own tax advisor regarding the U.S. federal income tax consequences of ownership and disposition of the Notes, including the accrual of OID.  See “Certain U.S. Federal Income Tax Considerations” for more details.

You may be subject to tax if we make or fail to make certain adjustments to the conversion price of the Notes even though you do not receive a corresponding cash distribution.

The conversion price of the Notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion price is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion price after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Certain Material U.S. Federal Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments of cash or common stock on the Notes. See “Certain Material U.S. Federal Tax Considerations.”

ActiveUS 180562579v.8

Owners of notes held in book-entry form must rely on DTC’s procedures to receive communications relating to the Notes and exercise their rights and remedies.

To the extent that Notes are issued in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, beneficial interests in such global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. If you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated Notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

Regulatory actions and other events may adversely affect the value and liquidity of the Notes.

Many investors in convertible notes employ, or seek to employ, a convertible arbitrage strategy. Investors would typically implement such a strategy by selling short the common stock underlying convertible notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on common stock in lieu of or in addition to short selling common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the value and liquidity of the Notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If holders or potential purchasers of the Notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the value of, and the liquidity of any market for, the Notes may significantly decline.

In connection with its investment in the Notes, Warburg agreed to certain restrictions on the ability of it and certain of its permitted transferees to engage in hedging transactions.

Any adverse rating of the Notes or actions by rating agencies with respect to our other indebtedness may cause the value of the Notes or the trading price of our common stock to decline.

The Notes were not rated by any rating agency at the time they were issued. However, if one or more rating agencies rates the Notes in the future and assigns a rating that is lower than the rating that investors expect, or reduce their rating in the future, or were to otherwise announce its intention to put the Notes on credit watch, then the value of the Notes and the trading price of our common stock could significantly decline.

ActiveUS 180562579v.8

In addition, market perceptions of our creditworthiness generally may directly affect the value of the Notes. We currently have other indebtedness that is rated by rating agencies. Ratings issued in respect of our other indebtedness, any downgrades or withdrawals of ratings with respect to other indebtedness of ours, or the placing of us by any rating agency on credit watch, may cause the value of the Notes and the trading price of our common stock to significantly decline.

Risks Relating to Our Common Stock

The market price of our common stock historically has been volatile. This volatility may affect the price at which you could sell our common stock, including any common stock you receive upon conversion of your Notes, if any; and the sale of substantial amounts of our common stock could adversely affect the market price of our common stock and the value of the Notes.

The market price for our common stock has varied between a high of $236.52 on February 20, 2020 and a low of $71.12 on March 23, 2020 in the twelve-month period ending on August 7, 2020. This volatility may affect the price at which you could sell our common stock and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of the Notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors; variations in our quarterly operating results from our expectations or those of securities analysts or investors; the impact of COVID-19 on our business; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments. In addition, the sale of substantial amounts of our common stock could adversely impact its price. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of the Notes, to decline. Similarly, the conversion of Notes into shares of our common stock, to the extent that we choose to deliver shares of common stock in settlement of conversions of notes, will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock, including any common stock issued upon conversion of the Notes, could adversely affect prevailing market prices of our common stock. In addition, the existence of the Notes may encourage short selling by market participants or may facilitate trading strategies involving the Notes and our common stock that could adversely affect the market price of our common stock.

If any entity controls 10 percent or more of our common stock and such entity has caused a violation of applicable banking laws by its failure to obtain any required approvals prior to acquiring that common stock, we have the power to, and may be required to, restrict such entity’s ability to vote shares held by it.

As owners of a Utah industrial bank, we are subject to Utah banking regulations that require any entity that controls 10 percent or more of our common stock to obtain the prior approval of Utah banking authorities. Federal law also prohibits a person or group of persons from acquiring “control” of us unless the FDIC has been notified and has not objected to the transaction. Under the FDIC’s regulations, the acquisition of 10 percent or more of a class of our voting stock would generally create a rebuttable presumption of control. In addition, our certificate of incorporation requires that if any stockholder fails to provide us with satisfactory evidence that any required approvals have been obtained, we may, or will if required by state or federal regulators, restrict such stockholder’s ability to vote such shares with respect to any matter subject to a vote of our stockholders.

As a result of these regulatory requirements, certain existing and potential stockholders may choose not to invest or invest more in our stock. This could limit the number of potential investors and impact our ability to attract further funds.

Provisions in our charter documents, Delaware law and applicable banking law may delay or prevent our acquisition by a third party.

ActiveUS 180562579v.8

Our certificate of incorporation and amended and restated by-laws contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include, among other things, a classified board of directors, the elimination of stockholder action by written consent, advance notice for raising business or making nominations at meetings of stockholders and “blank check” preferred stock. Blank check preferred stock enables our board of directors, without stockholder approval, to designate and issue additional series of preferred stock with such special dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, and rights to dividends and proceeds in a liquidation that are senior to the common stock, as our board of directors may determine. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock. We also are subject to certain provisions of Delaware law, which could delay, deter or prevent us from entering into an acquisition, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination with an interested stockholder unless specific conditions are met. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock.

In addition, because we own a Utah industrial bank, any purchaser of our common stock who would own 10 percent or more of our common stock after such purchase would be required to obtain the consent of Utah banking authorities and the federal banking authorities prior to consummating any such acquisition. These regulatory requirements may preclude or delay the purchase of a relatively large ownership stake by potential investors.

ActiveUS 180562579v.8

USE OF PROCEEDS
The Selling Securityholders will receive all of the proceeds from the sale of the initial shares, the Notes and shares of common stock issuable upon conversion of the Notes, if any. We will not receive any proceeds from these sales.

ActiveUS 180562579v.8

DESCRIPTION OF NOTES
We issued the Notes under an indenture dated as of July 1, 2020 (the “indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).
You may request a copy of the indenture from us as described under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “we,” “our” and “us” refer only to WEX Inc. and not to its subsidiaries.
General
The Notes:

•	are our general unsecured, senior obligations;

•	were issued in an original aggregate principal amount of $310,000,000;

•
bear interest from July 1, 2020, payable in cash, through accretion to the principal amount of the notes (“PIK Interest”) or through a combination of cash and PIK Interest, at our election, at an annual rate of 6.50%, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021;

•
are redeemable at our option prior to the close of business on the second business day immediately preceding the maturity date, in whole or in part, at our option, in the circumstances and at the times and at the redemption price, as provided below under “ —Optional Redemption”;

•
are subject to repurchase by us at the option of the holders following a “fundamental change” in the circumstances and at the times, and at the repurchase price, as provided below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”);

•	mature on July 15, 2027, unless earlier converted, redeemed or repurchased;

•
are convertible, at the noteholders’ option, into shares of our common stock, cash or a combination of shares of common stock and cash, at our election (subject to certain limitations; together with cash in lieu of any fractional share, if applicable), at an initial conversion price of $200 per share, subject to adjustment, as described below under the caption “—Conversion Rights”;

•	provide for a debt incurrence covenant, as described below under the caption “—Covenant Relating to Incurrence of Indebtedness”;

•	are issuable in denominations of $1,000 and integral multiples of $1,000; and

•	were initially issued in definitive, certificated form but may also be represented by one or more registered Notes in global form. See “Book-Entry, Settlement and Clearance; Definitive Notes.”

ActiveUS 180562579v.8

Except as described below under the caption “—Covenant Relating to Incurrence of Indebtedness”, the indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below, the indenture will not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
There is no “sinking fund” provided for the Notes. Holders of notes will be entitled to certain registration rights, as described below under as the caption “—Registration Rights.”
We have not listed, and do not intend to list, the Notes on any securities exchange or any automated dealer quotation system.
Except to the extent the context otherwise requires, we use the term “Notes” in this registration statement to refer to each $1,000 principal amount of Notes. We use the term “common stock” in this registration statement to refer to our common stock, par value $0.01 per share. We and the trustee will treat the person in whose name the Notes are registered (Cede & Co., in the case of Notes held through The Depository Trust Company “DTC”) as the owner of such Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.
Purchase and Cancellation
We will cause all Notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents, subsidiaries or affiliates, in each case, that we control, to be delivered to the trustee for cancellation. All Notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in the indenture.
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other cash-settled derivatives. We will cause any Notes so repurchased to be submitted to the trustee for cancellation.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay or cause the paying agent to pay the accreted principal amount of, and any cash interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay or cause the paying agent to pay the accreted principal amount of, and any cash interest on, any certificated Notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar. Payment of cash interest, if any, may be made by check mailed to the holders at their addresses set forth in the note register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (other than PIK interest) on all Notes the holders of which will have provided wire transfer instructions to us or the paying agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is not a business day, payment shall be made on

ActiveUS 180562579v.8

the next succeeding day that is a business day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a business day.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. You may not sell or otherwise transfer Notes or any common stock issuable upon conversion of Notes except in compliance with the provisions set forth below under “Transfer Restrictions.” We are not required to transfer or exchange any note surrendered for conversion, repurchase or redemption (except the unredeemed portion of any note being redeemed in part).
The registered holder of a Note will be treated as its owner for all purposes.

Interest
The Notes bear interest at a rate of 6.50% per year until maturity. Interest on the Notes accrues from July 1, 2020 or from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. Interest will be payable, at our election, in whole or in part, (i) as cash interest and/or (ii) as PIK Interest to be added as an accretion to the principal amount of the Notes. If we elect, in respect on any interest payment date, to pay PIK Interest on the Notes, we must make such election in writing to the trustee at least 10 days prior to such interest payment date, and such election shall be irrevocable once made. Following receipt of any such election from us, the trustee, in the name of us and at our expense, shall cause such notice to be delivered to each holder on or prior to such interest payment date. If we fail to timely make an election with respect to payment on interest on any interest payment date, the interest shall be payable on such date in cash.
On each interest payment date, the principal amount of each Note shall be the accreted principal amount of such Note immediately prior to such interest payment date and, solely to the extent we elect to make a PIK Interest payment, plus the amount of interest accrued on such accreted principal amount during the period beginning on the interest payment date next preceding the applicable interest payment date (or if none, from July 1, 2020) and ending on, but excluding such interest payment date.
Any cash interest payable on an interest payment date will be paid to the person in whose name a Note is registered at the close of business on the date that is fifteen days immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date, or any earlier required repurchase date upon a fundamental change of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, (i) all references to the principal amount of a Note in this prospectus shall be a reference to its accreted principal amount at such time, provided that, any reference to the payment of accrued and unpaid interest on a Note as of any date shall be deemed to include all interest accrued (if any) from the immediately preceding interest payment date (or if none, from the date of issuance of the Note) which shall be added to the accreted principal amount of such Note as though such date were an interest payment date, and (ii) all references to interest in this prospectus include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Ranking

ActiveUS 180562579v.8

The Notes are our general unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equal in right of payment with all of our existing and future liabilities that are not so subordinated. The Notes effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Notes rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
As of June 30, 2020, our total consolidated indebtedness was $2.8 billion, including $2.8 billion of secured indebtedness (including approximately $2.4 billion of outstanding secured indebtedness under our senior secured credit facilities and $400 million of secured indebtedness under our 4.75% Senior Notes due 2023) to which the Notes would have been effectively subordinated to the extent of the value of the assets securing such secured indebtedness, and our subsidiaries had $63 million of indebtedness and other liabilities and we had $2.7 billion of indebtedness issued by us and guaranteed by certain of our subsidiaries to which the Notes would have been structurally subordinated.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations, as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the Notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase Notes as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to pay cash interest or settle conversions of the Notes in cash or to repurchase the Notes upon a fundamental change, and our existing debt contains, and our future debt may contain, limitations on our ability to pay cash in connection with conversions or repurchases of the Notes.”
Optional Redemption
We may not redeem the Notes at our option at any time before July 1, 2023. Subject to the terms of the indenture, we have the right, at our election, to redeem all or any portion of the Notes, at any time, on a redemption date occurring on or after July 1, 2023, for cash, but only if the last reported sale price of the common stock has been at least 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period, including at least one of the last five trading days of such period, ending on, and including, the second trading day immediately preceding the date on which we provide the notice of redemption. The redemption date will be a business day of our choosing that is no more than 60, nor less than 30 calendar days after the date we send the related redemption notice, as described below.
The redemption price for any note called for redemption will be 100% of the accreted principal amount of such Note, which shall include accrued interest on such Note to, but excluding, the redemption date.
We will send to each noteholder, the trustee and paying agent (if other than the trustee) notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.
Notes called for redemption must be delivered to the paying agent for the holder of those Notes to be entitled to receive the redemption price.
Notwithstanding anything to the contrary above, we may not redeem any Notes if the principal amount of the Notes has been accelerated (except in the case of an acceleration resulting from a default by us in the payment of the related redemption price and any related interest described above on the redemption date) and such acceleration has not been rescinded on or before the redemption date.
“Last reported sale price” of the common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the

ActiveUS 180562579v.8

average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the common stock is traded. If the common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” shall be the last quoted bid price for the common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the common stock is not so quoted, the “last reported sale price” shall be the average of the mid-point of the last bid and last ask prices for the common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.
Conversion Rights
General
Each holder of a Note shall have the right, at such holder’s option, to convert such Note at any time prior to the close of business on the second business day immediately preceding the maturity date.
The conversion price is initially $200 per share of common stock, subject to adjustment as described herein and as provided in the indenture. Upon conversion of a Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (subject to certain limitations), all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be determined as described below under “—Settlement upon Conversion” and as provided in the indenture. The trustee will initially act as the conversion agent.
Upon conversion, you will not receive any separate cash payment for accrued interest, except as described below. We will not issue fractional shares of our common stock upon conversion of Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the accreted principal amount of the Note; and

•	accrued interest, if any, from and including the interest payment date next preceding the relevant conversion date to, but not including, such conversion date.
As a result, accrued interest, if any, from and including the interest payment date next preceding the relevant conversion date to, but not including, such conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding paragraph, (i) for conversions after the close of business on a regular record date immediately preceding the maturity date, (ii) if we have specified a fundamental change repurchase date that is on or after a regular record date immediately preceding an interest payment date and on or prior to such interest payment date or (iii) if we have specified a redemption date that is on or after the regular record date immediately preceding an interest payment date and on or prior to such interest payment date, the accreted principal amount of any Note converted shall, in each case, be increased by the interest that would have accreted to the accreted principal amount in accordance with the terms of the indenture as though the relevant conversion date were an interest payment date.
If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

ActiveUS 180562579v.8

Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated Note, to convert you must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all applicable transfer or similar taxes, if any.
We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.
We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”
If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a Note, the holder may not surrender that Note for conversion until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its Notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Settlement upon Conversion
Upon conversion, we may choose to pay or deliver, as the case may be, with respect to any conversion, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”
Settlement amounts will be computed as follows:

i.
if we elect physical settlement, we will deliver to the converting holder in respect of any Note being converted a number of shares of common stock equal to the quotient obtained by dividing (x) the accreted principal amount of such Note on the relevant conversion date, subject to certain adjustments, by (y) the conversion price in effect on such conversion date in accordance with the settlement provisions of the indenture (such quotient, rounded to the nearest 1/10,000 of a share of common stock, the “conversion rate”);

ii.
if we elect cash settlement, we will pay to the converting holder in respect of any Notes being converted, cash in an amount equal to the product of (x) the VWAP (as defined below) of the common stock for the period ending on, and including, the trading day immediately preceding the date of the notice of conversion multiplied by (y) the conversion rate for such Note; and

ActiveUS 180562579v.8

iii.
if we elect (or are deemed to have elected) combination settlement, we will deliver, to the converting holder in respect of each Note being converted (a) a “settlement amount” equal to the amount specified in clause (i) above multiplied by the percentage of the settlement amount that we have elected to deliver in shares of common stock and (b) the amount specified in clause (ii) above multiplied by the percentage of the settlement amount that we have elected to deliver in cash.

For United States federal income tax purposes, we will treat any combination settlement as a recapitalization in part to the extent of any common stock delivered and a sale in part to the extent of any cash delivered.
If more than one Note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes surrendered.
To the extent that physical settlement or combination settlement (or the possibility that a holder could receive physical settlement or combination settlement, including as a result of any anti-dilution adjustment) would require us to obtain shareholder approval (including under New York Stock Exchange Rule 312.04), then notwithstanding the foregoing or anything else in the indenture to the contrary, unless and until such shareholder approval is obtained, we will elect cash settlement. To the extent that physical settlement or combination settlement (or the possibility that a holder could receive physical settlement or combination settlement, including as a result of any anti-dilution adjustment) would require us or any holder to obtain any regulatory approvals or consents from any governmental entity (including if the holder, together with any group of persons acting in concert therewith, would own, control, or hold with power to vote (as determined in accordance with the Change in Bank Control Act of 1978, as amended, and the regulations implemented thereunder by the Federal Deposit Insurance Corporation in 12 C.F.R. §§ 303.80-.88), more than 9.9% of the outstanding shares of any class of voting securities or to otherwise control us) (the “CIBC conversion cap”) and the maximum amount of shares of common stock that may be issued without the requirement to obtain any such regulatory approvals or consents from any Governmental Entity, including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the “regulatory cap”), then: (i) to the extent the CIBC conversion cap or the regulatory cap would be exceeded solely as a result of excess acquisitions by a holder, such holder shall not have the right to convert Notes solely to the extent that physical settlement of such conversion would exceed the CIBC conversion cap or the regulatory cap; and (ii) to the extent the CIBC conversion cap or the regulatory cap would be exceeded as a result (in whole or in part) of events other than excess acquisitions by a holder (including, without limitation, any reduction in the number of shares of common stock outstanding as a result of any action taken by us), we will elect cash settlement with respect to amounts that exceed the CIBC conversion cap or the regulatory cap. If a holder has made excess acquisitions, the extent to which the CIBC conversion cap or the regulatory cap would be exceeded as a result of such excess acquisitions shall be deemed to be limited to the number of shares of common stock acquired in such excess acquisitions.
“Excess acquisitions” means acquisitions of common stock by the relevant holder after the date hereof other than securities acquired as a result of an employee or designee of such holder (or any affiliate of such holder) serving as a member of the Board of Directors, any payment of interest on the Notes in-kind or adjustment pursuant to the terms of the Notes, reclassification, recapitalization, stock split or combination, exchange or readjustment of such common stock, or any stock dividend or stock distribution in respect of such common stock.
“VWAP” means, for a 20 consecutive trading day period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WEX <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the first such trading day until the scheduled close of trading of the primary trading session on the 20th such trading day (or if such volume-weighted average price is unavailable for any such period, the market value of one share of the common stock for such period determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Trading day” means a day on which (i) trading in the common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional

ActiveUS 180562579v.8

securities exchange on which the common stock (or such other security) is then listed or, if the common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock (or such other security) is then traded and (ii) a last reported sale price for the common stock (or such other security) is available on such securities exchange or market, provided that any day on which a market disruption event occurs shall not be a trading day; and provided further that if the common stock (or such other security) is not so listed or traded, “trading day” means a business day.
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any trading day for the common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the common stock or in any options contracts or futures contracts relating to the common stock.
We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the VWAP of the common stock for the period ending on, and including, the trading day immediately preceding the relevant conversion date.
We will inform a converting holder of our settlement method election no later than two trading days after the day on which a notice of conversion is provided by such holder, and, except as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” will settle the conversion no later than three trading days after the day a notice of conversion is provided by such holder.
Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date.
Conversion Price Adjustments
The conversion price will be adjusted as described below, except that we will not make any adjustments to the conversion price if holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of common stock equal to the applicable conversion rate at such time, multiplied by the aggregate accreted principal amount (expressed in thousands) of Notes held by such holder.
(1)    If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion price will be adjusted based on the following formula:where,

CP0	=
the conversion price in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CP1	=	the conversion price in effect immediately after the open of business on such ex-dividend date or effective date;
OS0	=
the number of shares of common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

ActiveUS 180562579v.8

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion price shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion price that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
(2)    If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the VWAP of our common stock for the period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion price will be decreased based on the following formula:
where,

CP0	=	the conversion price in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CP1	=	the conversion price in effect immediately after the open of business on such ex-dividend date;
OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on such ex-dividend date;
X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the VWAP of the common stock for the period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any decrease made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion price shall be increased to the conversion price that would then be in effect had the decrease with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If no such rights, options or warrants are issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion price shall be increased to the conversion price that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at a price per share that is less than such VWAP of the common stock immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith. Except in the case of an increase of the conversion price pursuant to the immediately preceding paragraph, the conversion price shall not be increased pursuant to this clause (2).

ActiveUS 180562579v.8

(3)    If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	rights issued under a stockholders rights plan prior to separation thereof from the shares of common stock in the applicable circumstances set forth in the indenture;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•	distributions of reference property upon conversion of, or in exchange for, common stock in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;” and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply, then the conversion price will be decreased based on the following formula:
where,

CP0	=	the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CP1	=	the conversion price in effect immediately after the open of business on such ex-dividend date;
SP0	=	the VWAP of the common stock for the period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=	the fair market value of the distributed property with respect to each outstanding share of common stock on the ex-dividend date for such distribution.
Any decrease made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion price shall be increased to be the conversion price that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of a Note shall receive, in respect of each such Note, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
If our board of directors or a committee thereof determines the “FMV” (as defined above) of any distribution for purposes of this clause (3) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the last reported sale prices of the common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

ActiveUS 180562579v.8

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion price will be decreased based on the following formula:
where,

CP0	=	the conversion price in effect immediately prior to the end of the valuation period;
CP1	=	the conversion price in effect immediately after the end of the valuation period;
FMV	=
the VWAP of the capital stock or similar equity interest distributed to holders of the common stock applicable to one share of common stock (determined by reference to the definition of last reported sale price (as defined above) as if references therein to common stock were to such capital stock or similar equity interest) for the period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the VWAP of the common stock over the valuation period.
The decrease to the conversion price under the preceding paragraph will occur on the last trading day of the valuation period; provided that (x) if the relevant conversion date occurs during the valuation period, references in this clause (3) related to spin-offs to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and the conversion date in determining the conversion price.
(4)    If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion price will be adjusted based on the following formula:
where,

CP0	=	the conversion price in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CP1	=	the conversion price in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of the common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of the common stock.
Any decrease made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion price shall be increased, effective as of the date our board of directors or a committee thereof determines not to make or

ActiveUS 180562579v.8

pay such dividend or distribution, to be the conversion price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of a Note shall receive, for each Note it holds, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
(5)    If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the VWAP of our common stock over the period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion price will be decreased based on the following formula:
where,

CP0	=
the conversion price in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CP1	=
the conversion price in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares of common stock purchased in such tender or exchange offer;
OS0	=
the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of common stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the VWAP of the common stock for the period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The decrease to the conversion price under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in this clause (5) with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date that such tender or exchange offer expires and the conversion date in determining the conversion price.
In the event that we or our subsidiaries are obligated to purchase our common stock pursuant to any such tender offer or exchange offer described in this clause (5) but we or our subsidiaries are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the conversion price will be increased to be the conversion price that would then be in effect if such tender or exchange offer had not been made or had not been made only in respect of the purchases that have been effected.

ActiveUS 180562579v.8

(6)    If we issue or sell shares of our common stock or rights, options, warrants, convertible notes, convertible preferred stock or other instruments that can be exercised or exchanged for our common stock (“convertible securities”), excluding (i) dividends, distributions or issuances described in clauses (1) and (2) above, (ii) rights issued under a stockholders rights plan prior to separation thereof from the shares of common stock in the circumstances contemplated in the indenture, (iii) dividends or distributions paid exclusively in cash described in clause (4) above, (iv) distributions of reference property upon conversion of, or in exchange for, common stock in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;”, (v) distributions described in clause (3) above, and (vi) any Excluded Issuance, without consideration or for consideration per share (or having an exercise or conversion price per share) of common stock less than either (x) the conversion price in effect immediately prior to such issuance or sale or (y) if such consideration per share is not less than the conversion price in effect immediately prior to such issuance or sale, the VWAP of the common stock for the period preceding the date of the agreement on pricing such shares (or such convertible securities) (the “pricing date”), the conversion price shall be decreased based on the following formula:
where,

AC	=	the fair market value of aggregate consideration received for such issuance or sale;
CP0	=	the conversion price in effect immediately prior to the close of business on the pricing date;
CP1	=	the conversion price in effect immediately after to the close of business on the pricing date;
IS	=	common stock deemed issued;
OS	=	common stock deemed outstanding immediately prior to such sale or issuance;
SP	=
either (x) CP0 or (y) if the consideration per share (or, in the case of convertible securities, the exercise or conversion price per share of common stock) in such issuance or sale is not less than the conversion price in effect immediately prior to such issuance or sale, the VWAP of the common stock for the period ending on, and including, the trading day immediately prior to such issuance or sale (or deemed issuance or sale).

“Excluded Issuance” means an issuance or sale of: (a) convertible securities or shares of common stock issued upon the conversion of convertible securities and (b) shares of common stock or convertible securities issued, with respect to (a) and (b) above, (i) directly or upon the exercise or vesting of options, restricted stock units or other equity awards to our directors, officers, employees, consultants or agents in connection with their service as directors, their employment or their retention as consultants or agents, in each case authorized by our board of directors and issued pursuant to our 2019 Equity and Incentive Plan or any other employee benefit plan, management incentive plan or compensation related arrangement or award adopted by us in the ordinary course and approved by our board of directors, (ii) any issuance of common stock pursuant to any stock purchase plan or stock ownership plan or similar plan or program approved by our board of directors, (iii) pursuant to any underwritten offering of common stock or convertible securities by us pursuant to an effective registration statement under the Securities Act of 1933, as amended, (iv) pursuant to any offering of common stock or convertible securities by us pursuant to Rule 144A, (v) pursuant to any private placements, subject to customary purchase price discounts not to exceed 9.0%, (vi) as consideration for any merger, consolidation, acquisition or similar transaction to which we or any of our subsidiaries is a party, including, without limitation, any “business combination” (as defined in the rules and regulations promulgated by the Securities and Exchange Commission) or otherwise as consideration for a bona fide acquisition of the securities or the assets, business unit, division or business of another person, (vii) any issuance of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a person that

ActiveUS 180562579v.8

is not an affiliate of ours or any of our subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm, sovereign wealth fund, hedge fund or similar financial firm or (y) an issuance the primary purpose of which is a bona fide capital raise), (viii) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an “equity kicker” in connection with a bona fide borrowing by us that is primarily a debt financing transaction, (ix) the issuance of common stock or convertible securities to a governmental authority or designee thereof (in each case, excluding a sovereign wealth fund who regularly makes financial investments) in connection with a financing transaction pursuant to a program developed to address COVID-19 (including the impacts thereof), and (x) any issuance of common stock in connection with the conversion, exercise or exchange of any convertible securities outstanding on the date of the indenture in accordance with the terms of such convertible securities as in effect on the date of the indenture.
Notwithstanding the foregoing adjustment provisions, if a conversion price adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion price for such ex-dividend date, then the conversion price adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
As used in this section, “ex-dividend date” means the first date on which our shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market., and “effective date” means with respect to a share split or share combination, as applicable, the first date on which shares of the common stock trade on the applicable exchange or in the applicable market, regular way, reflecting such action.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of common stock (or other applicable security) have the right to receive any cash, securities or other property or in which the common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors, by statute, by contract or otherwise).
Subject to any applicable stock exchange listing rules, we are permitted (but not required) to decrease the conversion price of the Notes by any amount for a period of at least 20 business days (i) if we determine that such decrease would be in our best interest or (ii) to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion price, see “Certain Material U.S. Federal Tax Considerations.”
If we have a rights plan in effect upon conversion of the Notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion price will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ActiveUS 180562579v.8

Except as stated herein and provided for in the indenture, we will not adjust the conversion price for the issuance of shares of our common stock or any securities convertible into or exchangeable for common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Without limiting the foregoing, the conversion price will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a third-party tender offer, other than as described under clause (5) above;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.
We will not adjust the conversion price pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion price and make such carried forward adjustments (i) upon conversion of any Note, on the relevant conversion date and (ii) on each anniversary of the original issue date of the Notes, in each case, without duplication and regardless of whether the aggregate adjustment is less than 1%. Adjustments to the conversion price will be calculated to the nearest 1/10,000th of a US dollar.

Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes in par value or from no par value or resulting from a subdivision or combination),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,
in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 of accreted principal amount of Notes will be changed into a right to convert such accreted principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate for $1,000 of accreted principal amount of Notes immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the

ActiveUS 180562579v.8

transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of common stock that affirmatively make such an election or (y) if no holders of common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 accreted principal amount of Notes shall be solely cash in an amount equal to the conversion rate for $1,000 of accreted principal amount of Notes in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as reasonably practicable after such determination is made.
The supplemental indenture providing that the Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Price Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a person or entity other than us or the successor or purchasing person or entity, as the case may be, in such transaction, such other person or entity will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their Notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we reasonably consider necessary by reason of the foregoing. We have agreed in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for consideration in cash any or all of their Notes, or any portion thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.
The fundamental change repurchase price we are required to pay will be equal to the sum of (x) 105% of the accreted principal amount of such Notes, which shall include accrued interest thereon to, but excluding, the fundamental change repurchase date as though such date were an interest payment date in accordance with the terms of the indenture, and (y) the sum of the present values of the scheduled payments of interest that would have been made (assuming such interest payments were paid in cash) on the Notes to be repurchased had such Notes remained outstanding from the fundamental change repurchase date through the maturity date, discounted to the fundamental change repurchase date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points.
A “fundamental change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock and files a Schedule TO (or any successor schedule, form of report) of any schedule, form or report under the Exchange Act disclosing that fact;
(2)    the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any

ActiveUS 180562579v.8

share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity that is “listed stock” and such “listed stock” becomes the reference property for the Notes shall be a fundamental change pursuant to this clause (2);
(3)    our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)    our common stock (or other common stock, ordinary shares of shares of common equity (or American depositary shares representing any of the foregoing) constituting reference property) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).
Any transaction that constitutes a fundamental change pursuant to both clauses (1) and (2) above (without giving effect to the proviso in clause (2)) shall be deemed a fundamental change solely under clause (2) (subject to the proviso in clause (2)).
If any transaction in which our common stock is replaced by the securities of another entity occurs, references to us in the definition of “fundamental change” above shall instead be references to such other entity.
Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the Notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.
Notwithstanding the foregoing, we will not be required to give a repurchase notice (as described below) or repurchase the Notes as described above upon a fundamental change pursuant to clause (2) above if such fundamental change results in the Notes becoming convertible (pursuant to the terms set forth under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above) into an amount of cash per Note greater than the fundamental change repurchase price (assuming the maximum amount of accrued interest would be payable based on the latest possible fundamental change repurchase date).
On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

ActiveUS 180562579v.8

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the then applicable conversion price;

•
that the Notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•
the procedures that holders must follow to require us to repurchase their Notes; provided, however, that, if the Notes are global notes, the holders (and holders of a beneficial interest in such global notes) must comply with the applicable procedures of the depositary.

To exercise the fundamental change repurchase right, a holder of notes must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your Notes to be delivered for repurchase;

•	the accreted principal amount of Notes to be repurchased; and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the indenture.
If the Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.
Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the accreted principal amount of the withdrawn Notes (which must be in integral multiples of $1,000);

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the accreted principal amount, if any (which must be in integral multiples of $1,000), which remains subject to the repurchase notice.
If the Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes to the Trustee (or other paying agent appointed by us). If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes on the fundamental change repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

ActiveUS 180562579v.8

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required by the Exchange Act or any other applicable law or regulation:

•	comply with any tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the Notes;
in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.
No Notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes).
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
To the extent that the provisions of the indenture relating to our obligations to repurchase the Notes upon a fundamental change conflict with or violate any securities laws or regulations as a result of changes to such laws or regulations enacted, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to pay cash interest or settle conversions of the Notes in cash or to repurchase the Notes upon a fundamental change, and our existing debt contains, and our future debt may contain, limitations on our ability to pay cash in connection with conversions or repurchases of the Notes.” If we fail to repurchase the Notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets

ActiveUS 180562579v.8

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is (a) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or (b) a corporation or entity that is treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Cayman Islands, the British Virgin Islands, the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the Notes and the indenture (including, for the avoidance of doubt, our obligation to pay additional amounts as described under “— Additional Amounts Payable in Certain Circumstances”; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the Notes and the indenture except in the case of any such lease.
Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the Notes of such holder as described above.
Covenant Relating to Incurrence of Indebtedness
The indenture restricts us or any of our Restricted Subsidiaries or Regulated Subsidiaries from incurring any Indebtedness, including Disqualified Stock, and any Restricted Subsidiary or Regulated Subsidiary from issuing preferred stock, unless our Consolidated Fixed Charge Coverage Ratio would be greater than 1.5:1.0 after giving effect to the incurrence of such Indebtedness and the issuance of preferred stock and the receipt and applications of the proceeds therefrom.
Notwithstanding the foregoing, the indenture provides that we and our Restricted Subsidiaries and Regulated Subsidiaries may incur each and all of the following:
(i)    Indebtedness of us and/or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit constituting Indebtedness being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) not to exceed the sum of (a) $3,169.0 million plus (b)(1) in the case of Indebtedness incurred to finance the eNett/Optal Acquisition, $1,357 million or (2) in the case of other Indebtedness, an amount not to exceed (I) the greater of (x) $375,000,000 and (y) 50% of Consolidated EBITDA for the Four Quarter Period most recently then ended calculated on a pro forma basis plus (II) the aggregate amount of all voluntary prepayments and repurchases of term loans under the Senior Credit Facilities (other than voluntary prepayments and repurchases of term loans incurred pursuant to clause (III) below) and voluntary reductions of commitments under the revolving credit facility under the Senior Credit Facilities, in each case made prior to the date of any such incurrence (other than prepayments, repurchases and commitment reductions made with the proceeds of Indebtedness under the Senior Credit Facilities or any other long-term Indebtedness), plus (III) the maximum aggregate principal amount (if any) that could be established or incurred without causing the Consolidated Secured Leverage Ratio (as calculated in accordance with the terms of the Senior Credit Facilities) as of the last day of the most recently ended Four Quarter Period, calculated on a pro forma basis after giving effect to the incurrence of such additional amount, any acquisition or Investment consummated in connection therewith and all other appropriate pro forma adjustments (but without netting any cash proceeds from such incurrence), to exceed 4.00:1.00, minus (IV) the aggregate principal amount of all incremental term loans and incremental revolving credit facility commitments under the Senior Credit Facilities and Incremental Equivalent Debt theretofore incurred in reliance on clauses (I) and (II) above;
(ii)    Indebtedness owed (A) to us evidenced by a promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted

ActiveUS 180562579v.8

Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to us or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if we are the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Notes;
(iii)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (i), (ii), (vii) or (viii)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining Notes, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness shall not include Indebtedness of us or Indebtedness of a Restricted Subsidiary that refinances Indebtedness of a Regulated Subsidiary or Unrestricted Subsidiary;
(iv)    Indebtedness of us, to the extent the net proceeds thereof are promptly (A) used to purchase Notes, (B) deposited to defease or discharge the Notes or (C) irrevocably deposited with the trustee, in trust, for the benefit of the Holders of the Notes, to pay the principal of, premium, if any, and interest due on the Notes to a particular redemption date in connection with an irrevocable notice of redemption;
(v)    (x) Indebtedness existing on July 1, 2020 (including the Notes but excluding the Credit Facilities) and (y) Guarantees of Indebtedness of us or of any Restricted Subsidiary by us or any Restricted Subsidiary;
(vi)    (x) Indebtedness, Disqualified Stock or Preferred Stock of us or any Restricted Subsidiary Incurred to finance an acquisition or (y) Acquired Indebtedness; provided, however, that, in the case of both of clauses (x) and (y), after giving effect to such acquisition, merger or amalgamation and the Incurrence of such Indebtedness either: (i) we would be permitted to Incur at least $1.00 of additional Indebtedness as a result of our Consolidated Fixed Charge Coverage Ratio being greater than 1.5:1.0 after giving effect to such incurrence; or (ii) our Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to giving effect to such acquisition, merger or amalgamation;
(vii)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5.0 million;
(viii)    Indebtedness not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $50.0 million for us and our Restricted Subsidiaries;
(ix)    Purchase Money Indebtedness of us or any Restricted Subsidiary not to exceed at any one time outstanding the greater of $40.0 million and 5.0% of Consolidated Net Worth;

ActiveUS 180562579v.8

(x)    Indebtedness of any Qualified Securitization Entity in connection with a Qualified Securitization Transaction (which may include Indebtedness incurred to acquire Securitization Assets in preparation for a Qualified Securitization Transaction) and Guarantees by us or any of our Restricted Subsidiaries of any such Indebtedness; and
(xi)    Indebtedness, Disqualified Stock and Preferred Stock of Regulated Subsidiaries the proceeds of which are entirely invested or used in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary).
Notwithstanding anything in the indenture to the contrary, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x) the U.S. dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was Incurred.
For purposes of determining any particular amount of Indebtedness under this covenant, (x) Indebtedness outstanding under the Credit Facilities on July 1, 2020 shall be treated as incurred pursuant to clause (i) above, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this provision, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence) including as a result of our Consolidated Fixed Charge Coverage Ratio being greater than 1.5:1.0 after giving effect to such incurrence, we, in our sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.
The indenture also provides that we may not incur any Indebtedness if such Indebtedness is contractually subordinated in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or pursuant to any customary provisions of any intercreditor agreements related to lien subordination (but not payment subordination) of any such junior security interest.
Additional Notes
If, after July 1, 2020, we issue any additional secured or unsecured notes (including, for the avoidance of doubt, any notes contractually subordinated to the Notes) in an underwritten offering that is registered with the Securities and Exchange Commission or in an offering in which the initial purchasers rely on Rule 144A either alone or in combination with Regulation S under the Securities Act for the distribution of securities to investors in an aggregate principal amount equal to or greater than $250 million that includes a negative covenant or covenants relating to the incurrence of Indebtedness and issuance of Preferred Stock binding on us and our subsidiaries that are either Restricted Subsidiaries or Regulated Subsidiaries (in each case, determined as of the time of issuance of such additional notes) the terms of which (including any component definitions used in such negative covenant) are more advantageous to us than the terms set forth, or any component definitions used, in the debt incurrence covenant in the indenture as described above, then (i) the debt incurrence covenant in the indenture (including any component definitions) shall automatically and without any further action by us or the trustee be deemed amended and modified to reflect such more advantageous provisions and (b) in order to more fully effectuate, but not as a condition to, the foregoing, we and the trustee shall promptly execute a supplemental indenture to incorporate such more advantageous provisions herein.

ActiveUS 180562579v.8

Additional Amounts Payable in Certain Circumstances
The indenture provides that if we consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another company, and the successor company is not organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, then all payments and deliveries made by, or on behalf of, the successor company under or with respect to the Notes, including, but not limited to, payments of interest in cash or the accreted principal amount (including, if applicable, the redemption price and fundamental change repurchase price) and deliveries of common stock or other reference property upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by a taxing authority within any jurisdiction in which the successor company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the successor company shall pay such additional amounts, or the Additional Amounts, as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:
(i)    for or on account of:
(A)    any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)    the existence of any present or former connection between the holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
(2)    the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of interest in cash or the accreted principal amount of (including the redemption price and the fundamental change repurchase price, if applicable) such Note or the delivery of common stock or other reference property upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or
(3)    the failure of the holder or beneficial owner to comply with a timely request from the successor company to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner;
(B)    any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

ActiveUS 180562579v.8

(C)    any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;
(D)    any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, or FATCA, any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;
(E)    any tax, duty, assessment or other governmental charge required to be withheld or deducted by any paying agent from any payment of interest in cash or the accreted principal amount of any Notes, if such payment could have been made without such withholding or deduction by at least one other paying agent;
(F)    any taxes imposed by the United States or any political subdivision thereof; or
(G)    any combination of taxes referred to in the preceding clauses (A), (B), (C), (D), (E), or (F),
(ii)    with respect to any payment of interest in cash or the accreted principal amount of (including the fundamental change repurchase price, if applicable) such Note or the delivery of common stock or other reference property upon conversion of such Note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.
Additionally, the indenture provides if the successor company is required to make any deduction or withholding from any payments with respect to the Notes, the successor company will deliver to the trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the trustee.
Events of Default
Each of the following is an event of default with respect to the Notes:
(1)    default in the payment of the accreted principal amount of any Note when due and payable at its stated maturity, upon any required repurchase (including any repurchase required in connection with a fundamental change or as a result of providing a notice of redemption), upon declaration of acceleration or otherwise;
(2)    default in the payment of interest on any Note when due and payable on any interest payment date and the default continues for a period of 30 days;
(3)    our failure to comply with our obligation to convert the Notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for five business days from the applicable conversion date;
(4)    our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” when due;

ActiveUS 180562579v.8

(5)    our failure to comply with any of our other agreements contained in the Notes or indenture for 60 days following receipt of written notice of such failure to comply from the trustee or the holders of at least 25% in aggregate original principal amount of the Notes then outstanding;
(6)    default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case of clauses (i) and (ii), if such failure to pay or if such default is not cured or waived, or such acceleration is not rescinded or annulled, as applicable, in either case, within 30 days after written notice is delivered to us by the trustee or by holders of at least 25% in aggregate original principal amount of Notes then outstanding in accordance with the indenture;
(7)    a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or
(8)    certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries.
A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the date of the indenture.
If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in original principal amount of the outstanding Notes by notice to us and the trustee, may declare 100% of the accreted principal amount of all the Notes and all accrued and unpaid interest thereunder, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the accreted principal amount of all Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
Notwithstanding the foregoing, the indenture provides that, if we so elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, will (i) for the first 180 days after the occurrence of such an event of default (beginning on, and including the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the accreted principal amount of the Notes outstanding for each day during such 180-day period on which such event of default is continuing and (ii) for the period from, and including, the 181st day after the occurrence of such an event of default to, and including, the 360th day following the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the accreted principal amount of Notes outstanding for each day during such additional 180-day period on which such an event of default is continuing, subject to the paragraph below. If we so elect, such additional interest will be payable in the same manner and on the same dates as interest payable on the Notes is added to the accreted principal amount or paid in cash, in accordance with the conversion procedures described above. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the Notes will be immediately subject to acceleration as provided above.

ActiveUS 180562579v.8

In no event will the rate of any such additional interest payable pursuant to the paragraph above accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the second preceding paragraph, we must notify all holders of Notes, the trustee and the paying agent of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.
If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The holders of a majority in aggregate original principal amount of the outstanding Notes may waive all existing and past defaults (except with respect to nonpayment of accreted principal amount or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the accreted principal amount of Notes that have become due solely by such declaration of acceleration, have been cured or waived.
The right of a holder to receive payment or delivery, as the case may be, of:

•	the accreted principal amount (including the redemption price and fundamental change repurchase price, if applicable) of;

•	cash interest (if any); and

•
the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, may not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the Notes unless:
(1)    such holder has previously given the trustee notice that an event of default is continuing;
(2)    holders of at least 25% in aggregate original principal amount of the outstanding Notes have requested the trustee to pursue the remedy;
(3)    such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)    the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and
(5)    the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

ActiveUS 180562579v.8

Subject to certain restrictions, the holders of a majority in aggregate original principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.
The indenture provides that in the event an event of default has occurred and is continuing, the trustee will in the exercise of its powers use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee shall have no affirmative obligation to make any such determination) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of accreted principal amount of (including the redemption price and the fundamental change repurchase price, if applicable) any of the Notes or a default in the delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof have knowledge of any failure by us to comply with all conditions and covenants then required to be performed under the indenture during such fiscal year and, if so, specifying each such failure and the nature thereof. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.
Payments of the fundamental change repurchase price and accreted principal amount that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.
Modification and Amendment
Subject to certain exceptions, the indenture or the Notes may be amended with the consent of the holders of at least a majority in aggregate original principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate original principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:
(1)    reduce the amount of Notes whose holders must consent to an amendment;
(2)    reduce the rate of or extend the stated time for the accretion of interest on any Note;
(3)    change the original principal amount of, reduce the accreted principal amount of or extend the stated maturity of any note;
(4)    make any change that adversely affects the conversion rights of any Notes;
(5)    reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(6)    make any note payable in currency other than that stated in the note;
(7)    change the ranking of the Notes;

ActiveUS 180562579v.8

(8)    change the provisions regarding the delivery of a compliance certificate regarding the knowledge of an event of default within the past 120 days (as described above) in a manner adverse to the holders or beneficial owners of the Notes; or
(9)    make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture to:
(1)    cure any ambiguity, omission, defect or inconsistency;
(2)    provide for the assumption by a successor person or entity of our obligations under the indenture;
(3)    add guarantees with respect to the Notes;
(4)    secure the Notes;
(5)    add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
(6)    make any change that does not adversely affect the rights of any holder;
(7)    in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the Notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the Notes to the extent expressly required by the indenture;
(8)    provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
(9)    comply with the rules of the depositary;
(10)    to amend the indebtedness incurrence covenant pursuant to “—Covenant Relating to Incurrence of Indebtedness—Additional Notes” set forth above; or
(11)    comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if the requisite holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to the terms contained in the indenture.
Calculations in Respect of the Notes

ActiveUS 180562579v.8

Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the VWAP of the common stock, accruals of interest to be added to the accreted principal amount of the Notes, additional interest and the conversion price of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon the request of that holder at our sole cost and expense.
Reports
The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period or any other extension or deferral period permitted by the Commission from time to time). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.
Rule 144A Information; Additional Information Covenant
At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any shares of our common stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of our common stock pursuant to Rule 144A under the Securities Act.
In addition, we will provide holders with the following additional information (it being understood that any such document or report that we file with the SEC via EDGAR system shall be deemed to have been provided to holders for this purpose):

(1) within 90 days after the end of each fiscal year (or, if longer, by the last day of any extension or deferral period permitted by the SEC from time to time for the filing of Annual Reports on Form 10-K or on any applicable equivalent form), (A) an audited, consolidated balance sheet for us as of the end of such fiscal year, (B) an audited, consolidated income statement for us for such fiscal year and (C) an audited, consolidated statement of cash flows for us for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date we file our annual report on Form 10-K for the applicable fiscal year with the SEC; and

(2) within 45 days after the end of each of the first three quarters of each fiscal year (or, if longer, by the last day of any extension or deferral period permitted by the SEC from time to time for the filing of Quarterly Reports on Form 10-Q or on any applicable equivalent form), (A) an unaudited, consolidated balance sheet for us as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement for us for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows for us for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date we file our quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC.

Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee, registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee,

ActiveUS 180562579v.8

registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law; Waiver of Right to Jury Trial
The indenture provides that it and the Notes, and any claim, controversy or dispute arising under or related to the indenture, the Notes, if any, will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof). The indenture provides that we, the trustee and each holder of notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture.
Registration Rights
On July 1, 2020, in connection closing of the transactions contemplated by the Purchase Agreement and the issuance of the initial shares and the notes, we entered into a registration rights agreement with Warburg, pursuant to which we agreed, subject to the terms and conditions of the registration rights agreement, to file a registration statement upon a demand by Warburg or certain of its permitted transferees registering the public resale of the initial shares, the notes and the shares of common stock issuable upon conversion of the notes and to use our reasonable best efforts to cause the registration to become effective and to thereafter maintain effectiveness of the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the registration rights agreement. The registration rights agreement also provides for certain demand underwriting and piggyback registration rights.
Book-Entry, Settlement and Clearance; Certificated Notes
The Global Notes

The Notes were originally issued to Warburg in a certificated form. However, the Notes may be represented by one or more registered Notes in global form, without interest coupons (the “global notes”). If Notes are issued in global form, such global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

ActiveUS 180562579v.8

The global notes and beneficial interests in the global notes will be subject to restrictions on transfer as described under “Transfer Restrictions.”
Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to any such Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the Selling Securityholders are responsible for those operations or procedures.
DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the

ActiveUS 180562579v.8

records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes

Although the Notes were originally issued in physical, certificated form, they may be represented as global notes in the future. If the Notes are represented as global notes, such Notes will thereafter only again by issued in physical, certificated form and delivered to each person that DTC identifies as a beneficial owner of the related Notes if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.
Certain Definitions

“Acquired Indebtedness” means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an asset acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such person becoming a Restricted Subsidiary or such asset acquisition.
“Average Life” means, at any date of determination with respect to any indebtedness security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such indebtedness security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
“Consolidated EBITDA” means, for any period, consolidated net income for such period; plus, to the extent such amount was deducted in calculating such consolidated net income:

(1)	consolidated interest expense;

(2)	income taxes;

(3)	depreciation expense;

(4)	amortization expense; and

(5)
without duplication for items already excluded, (x) all other non-cash items reducing consolidated net income (including any non-cash items under that certain Tax Receivable Agreement, dated February 22, 2005, among us, Cendant Corporation and Cendant Mobility Services Corporation) minus (y) all non-cash items increasing Consolidated Net Income, all as determined on a

ActiveUS 180562579v.8

consolidated basis for us, our Restricted Subsidiaries and our Regulated Subsidiaries in conformity with GAAP;
provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a wholly owned Restricted Subsidiary or wholly owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the consolidated net income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by us or any of our Restricted Subsidiaries or any of our wholly owned Regulated Subsidiaries.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any person, the ratio of Consolidated EBITDA of such person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)
the Incurrence or repayment of any Indebtedness of such person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) as part of the transaction giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)
any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or asset acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such person or any Restricted Subsidiary of such person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(1)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)
if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

ActiveUS 180562579v.8

(3)
notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to such agreements.

“Consolidated Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of (1) consolidated interest expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such person (other than (x) dividends paid in qualified stock and (y) dividends on the Preferred Stock to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.
“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of us and our Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any of our Preferred Stock, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of our or any of our Restricted Subsidiaries or Regulated Subsidiaries capital stock, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52, as replaced by Financial Accounting Standards Codification No. 830 (or any other successor provision)).
“Credit Facility” means an indebtedness facility or other financing arrangement (including, without limitation, the Credit Facilities, commercial paper facilities, letter of credit facilities or indentures) of us, our Restricted Subsidiaries or our Regulated Subsidiaries for working capital or other general corporate purposes, providing for revolving credit loans, term loans, letters of credit, bankers acceptances or other short-term or long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith together with the related documents, as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time (other than, for the avoidance of doubt, the Notes).
“Disqualified Stock” means any class or series of capital stock of any person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 91 days following the stated maturity of the Notes, (2) redeemable at the option of the holder of such class or series of capital stock at any time prior to the stated maturity of the Notes or (3) convertible into or exchangeable for capital stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the stated maturity of the Notes; provided that any capital stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such capital stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the stated maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such capital stock are no more favorable to the holders of such capital stock than the provisions contained in the indenture and such capital stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to our repurchase of such Notes as are required to be repurchased pursuant to the indenture.
“eNett/Optal Acquisition” means our acquisition of eNett International (Jersey) Limited, a Jersey limited company (“Everest”), and Optal Limited, a private company limited by shares incorporated in England and Wales (“Olympus”), pursuant to the terms of the Share Purchase Agreement, dated as of January 24, 2020 (as may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, the “eNett/Optal SPA”), by and among Everest, Olympus, Travelport Limited, a Bermuda exempted company, Toro Private Holdings I, Ltd., a private company limited by shares incorporated in England and Wales, the Everest Sellers (as defined therein), the Olympus Sellers (as defined therein) and us.

ActiveUS 180562579v.8

“Foreign Subsidiary” means any Subsidiary of ours that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any Subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.
“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a bank regulated subsidiary in the ordinary course of its business or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.
“Incremental Equivalent Debt” means Indebtedness incurred by one or more of us or any guarantor of the Senior Credit Facilities in the form of one or more series of senior secured first lien notes (but not term loans), junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any bridge facility, to the extent secured by the same collateral that secures the Senior Credit Facilities.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any person at any date of determination (without duplication):

(1)	all indebtedness of such person for borrowed money;

(2)	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement);

(4)
all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than three months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

(5)	all capitalized lease obligations of such person;

(6)	all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall

ActiveUS 180562579v.8

be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person;

(8)	Acquired Indebtedness;

(9)
to the extent not otherwise included in this definition, net obligations under hedging obligations (other than hedging obligations not entered into for speculative investment purposes and designed to protect us or our Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10)	all obligations to redeem or repurchase Disqualified Stock issued by such person,

(11)	provided that Indebtedness shall not include:

(a)
obligations arising from products and services offered by Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, foreign currency purchases or sales and letters of credit;

(b)
indebtedness of us or any Restricted Subsidiary represented by letters of credit for the account of us or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, supporting performance, surety or appeal bonds or similar obligations in the ordinary course of business;

(c)
indebtedness arising from agreements of us or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(d)
advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment securities, medium term notes, treasury tax and loan balances, federal discount window obligations, federal funds interbank loans, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case Incurred in the ordinary course of a Regulated Subsidiary’s business;

(e)
(i) indebtedness or other obligations Incurred by a Regulated Subsidiary the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (ii) any Guarantee thereof by us where the provision of such Guarantee by us is required by the applicable regulatory authority;

(f)	any obligations under or with respect to a Qualified Securitization Transaction;

ActiveUS 180562579v.8

(g)	any liability for federal, state, local or other taxes,

(h)	performance, surety or appeal bonds provided in the ordinary course of business, or

(i)
agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of us or any of its Restricted Subsidiaries or Regulated Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary or Regulated Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary or Regulated Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by us or any Restricted Subsidiary or Regulated Subsidiary in connection with such disposition; and

(j)
any earn out obligations, including any obligations arising from or in connection with an asset acquisition or Investment that are conditioned upon the determination of earning, revenues, proceeds, profits or events after the closing of the transaction, shall not be deemed Indebtedness until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and the amount of any such Indebtedness will be calculated in conformity with GAAP.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1)
the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and

(2)
money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Investment” in any person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of us or any Restricted Subsidiaries, the acquisition of receivables or other payment obligations from customers and clients through factoring or other comparable arrangements, the purchase of portfolios of receivables or other payment obligations and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the capital stock (or any other Investment) by us or any of our Restricted Subsidiaries, of (or in) any person that has ceased to be a Restricted Subsidiary and/or a Regulated Subsidiary.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement).
“Preferred Stock” of any person means any capital stock of such person that has preferential rights to any other capital stock of such person with respect to dividends or redemptions or upon liquidation.

ActiveUS 180562579v.8

“Purchase Money Indebtedness” means Indebtedness (1) Incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the Issue Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such Indebtedness is Incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof in accordance with the debt incurrence covenant.
“Qualified Securitization Transaction” means a securitization or other sale or financing of Securitization Assets.
“Restricted Subsidiary” means any Subsidiary of ours other than an Unrestricted Subsidiary or a Regulated Subsidiary.
“Regulated Subsidiary” means a bank regulated subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable bank regulatory authorities.
“Securitization Assets” means credit card receivables, leases, lease receivables, other receivables, royalty and revenue streams, other financial assets, proceeds of the foregoing, and books, records and other related assets incidental to the foregoing.
“Senior Credit Facilities” means the credit facilities provided under the Credit Agreement dated as of July 1, 2016, and as amended through the date hereof, among us, certain of our Subsidiaries party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and Bank of America, N.A., as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, restructurings, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, restructuring, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such indebtedness security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.
“Subsidiary” means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person; (ii) such person and one or more Subsidiaries of such person; or (iii) one or more Subsidiaries of such person.

ActiveUS 180562579v.8

DESCRIPTION OF CAPITAL STOCK
General

Our authorized capital stock consists of 175,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our capital stock.

Common Stock

Annual Meeting

Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of one-third of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by (i) the board of directors, (ii) the Non-Executive Chairman of the board of directors or the Chairman of the board of directors, if there be one, or (iii) the President, stating the place, date and hour of the meeting and the purpose of such meeting. At all meetings of stockholders at which a quorum is present and at which directors are to be elected, other than in a contested election, the election of directors by our stockholders will be determined by majority voting, meaning a nominee will be elected to the board of directors if the votes cast “for” such nominee’s election by the stockholders exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes “for” or “against” such nominee’s election). In a contested election, when a quorum is present, the election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Unless otherwise required by law, our certificate of incorporation or our by-laws, all other questions brought before a meeting of stockholders when a quorum is present shall be decided by the vote of the holders of a majority of the total number of votes of our capital stock represented and entitled to vote thereon.

Dividend Rights

The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Voting Rights
Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders. The common stock does not have cumulative voting rights.
Preemptive and Similar Rights
Holders of our common stock have no preemptive, subscription, redemption or conversion rights pursuant to our certificate of incorporation or the Delaware General Corporate Law (“DGCL”). Holders of shares of our common stock are not required to make additional capital contributions. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Pursuant to the terms of the Purchase Agreement, Warburg has contractual preemptive rights allowing it to maintain its proportionate equity interest on an as-converted basis, subject to certain exceptions.
Liquidation and Dissolution
If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for

ActiveUS 180562579v.8

common stockholders is calculated after payment of liabilities. Holders of any preferred stock, if any, will receive a preferential share of our assets before the holders of the common stock receive any assets.
Fully Paid and Non-Assessable
All of the outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of “blank check” preferred stock in one or more series. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.
Anti-Takeover Provisions
Some provisions of Delaware law, our certificate of incorporation and amended and restated by-laws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL is applicable to us. Section 203 could delay, deter or prevent us from entering into an acquisition. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the interested stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•
prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•
the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

ActiveUS 180562579v.8

Certificate of Incorporation and Amended and Restated By-law Provisions
Our certificate of incorporation and amended and restated by-laws contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors.
Board of Directors
Our certificate of incorporation and amended and restated by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election.
Removal of Directors by Stockholders
Our certificate of incorporation and amended and restated by-laws provide that members of our board of directors may only be removed for cause by a vote of the holders of at least 60% of the voting power of our then issued and outstanding capital stock entitled to vote in the election of directors. Under our certificate of incorporation and amended and restated by-laws, any vacancy on the board of directors that results from an increase in the number of directors shall be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors shall be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Furthermore, our amended and restated by-laws provide that the authorized number of directors may be changed only by the resolution of our board of directors.
Stockholder Nomination of Directors
Our amended and restated by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director, other than a proxy access nomination (as described below), (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of (A) the 90th day prior to the annual meeting and (B) the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than 120 days prior to the special meeting and not later than the close of business on the later of (x) the 90th day prior to the special meeting and (y) the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
In addition, under the “proxy access” provision of our amended and restated by-laws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the outstanding shares of our capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting of stockholders director nominees constituting up to two individuals or 20% of the board of directors, whichever is greater (subject to certain limitations further set forth in the amended and restated by-laws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the amended and restated by-laws, including that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting.
No Action By Written Consent
Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Super-Majority Voting

ActiveUS 180562579v.8

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our amended and restated by-laws may be amended or repealed by a majority vote of our entire board of directors or the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors. In addition, the affirmative vote of the holders of least 60% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of Articles V, VII, IX, X and XII of our certificate of incorporation.
Utah Industrial Bank
As owners of a Utah industrial bank, we are subject to Utah banking regulations that require any entity that controls 10 percent or more of our common stock to obtain the prior approval of Utah banking authorities. Federal law also prohibits a person or group of persons from acquiring “control” of us unless the Federal Deposit Insurance Corporation (“FDIC”) has been notified and has not objected to the transaction. Under the FDIC’s regulations, the acquisition of 10 percent or more of a class of our voting stock would generally create a rebuttable presumption of control. In addition, our certificate of incorporation requires that if any stockholder fails to provide us with satisfactory evidence that any required approvals have been obtained, we may, or will if required by state or federal regulators, restrict such stockholder’s ability to vote such shares with respect to any matter subject to a vote of our stockholders. These regulatory requirements may preclude or delay the purchase of a relatively large ownership stake by potential investors.
Transfer Agent and Registrar
American Stock Transfer and Trust Company, LLP is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “WEX”.
Registration Rights
Warburg and certain other holders of the initial shares, the Notes and the underlying shares of common stock are entitled to registration rights to the extent provided for in the registration rights agreement, dated as of July 1, 2020, between us and Warburg. We have previously agreed and may in the future agree to grant registration rights to other holders of our securities.

ActiveUS 180562579v.8

SELLING SECURITYHOLDERS
On June 29, 2020, we entered into the Purchase Agreement with Warburg, relating to the issuance and sale of the initial shares and the Notes to Warburg. In connection with the closing of that transaction, we entered into the Indenture, dated as of July 1, 2020, with The Bank of New York Mellon Trust Company, N.A., pursuant to which the Notes were issued. The Notes are initially convertible into an aggregate of 1,550,000 shares of common stock, assuming settlement of conversions in shares of common stock, and were issued in transactions exempt from the registration requirements of the Securities Act. Warburg is subject to certain transfer restrictions pursuant to the Purchase Agreement that contractually prohibit the transfer or any sale of the initial shares, the Notes or any shares of common stock issuable upon conversion of the Notes by Warburg to a non-affiliated third-party prior to July 1, 2021, subject to certain exceptions (including transfers pursuant to pledge arrangements that may be entered into by Warburg in connection with certain financing arrangements). After July 1, 2021, transfers by Warburg generally will not be restricted, subject to certain limitations on transfers to certain categories of transferees. The Purchase Agreement also provides for restrictions on certain hedging activities by Warburg and certain of its permitted transferees.
For purposes of this prospectus, the Selling Securityholders include Warburg and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of Warburg’s interests. Our registration of the initial shares, the Notes and the shares of common stock issuable upon conversion of the Notes does not necessarily mean that Warburg or other Selling Securityholders will sell all or any of such Notes or shares of common stock. The following table sets forth certain information as of July 29, 2020 concerning the Notes and shares of common stock that may be offered from time to time by the Selling Securityholders with this prospectus. The information is based on information provided by or on behalf of Warburg. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the conversion price, as of the date of this prospectus, of $200 per share of common stock. The conversion price and the number of shares of common stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances described in the indenture governing the Notes. In addition, the principal amount of the Notes and, as a result, the number of underlying shares, may also increase due to accretion of interest to the principal of the Notes. Accordingly, for the foregoing reasons, the number of shares of common stock issuable upon conversion of the Notes and the number of shares of common stock owned and offered by the Selling Securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the Selling Securityholders may also change over time. Any changed or new information given to us by Warburg or any other Selling Securityholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and to the extent necessary.

Name	Principal Amount of Notes Owned and Offered Hereby(1)	Number of Shares of Common Stock Owned and Offered Hereby (2)	Percentage of Shares of Common Stock Owned and Offered Hereby (3)	Shares Owned After the Offering(4)
WP Bronco Holdings, LLC	$310,000,000	2,127,254	4.66%	—

(1)        The aggregate principal amount of notes may further increase as a result of the Company’s option to satisfy interest obligations in respect of the Notes through accretion of interest to the principal amount of the Notes. To the extent the Company elects to satisfy all future interest obligations in respect of the Notes through accretion of interest to the principal amount of the Notes, the total aggregate principal amount of the Notes that may be sold pursuant to this prospectus would increase to $486,404,027.98.

ActiveUS 180562579v.8

(2)        Includes 577,254 initial shares and 1,550,000 shares of common stock issuable upon conversion of the Notes. Assumes for each $1,000 in principal amount of the Notes a conversion rate, as of the date of this prospectus, of 5.00 shares of common stock (based on the initial conversion price of $200 per share) upon conversion and full physical settlement of the $310,000,000 in aggregate initial principal amount of Notes. The aggregate principal amount of Notes may increase as a result of the Company’s option to satisfy interest obligations in respect of the Notes through accretion of interest to the principal amount of the Notes. To the extent the Company elects to satisfy all future interest obligations in respect of the Notes through accretion of interest to the principal amount of the Notes, the total aggregate principal amount of the Notes that may be sold pursuant to this prospectus would increase to $486,404,027.98, and the number of shares of common stock that may be sold pursuant to this prospectus, assuming full physical settlement of such $486,404,027.98 in aggregate principal amount of Notes, would increase to 3,009,274 shares of common stock. In addition, the conversion price in respect of the Notes is subject to adjustment as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Price.” As a result, the number of shares of common stock issuable upon conversion of the Notes may also further increase or decrease in the future as a result of adjustments to the conversion price.

(3)        The percentage reflects the 44,094,852 shares of common stock outstanding as of July 29, 2020 and gives effect to the total number of shares of common stock owned and offered hereby by Warburg, assuming full physical settlement. To the extent the Company elects to satisfy all future interest obligations in respect of the Notes through accretion of interest to the principal amount of the Notes, the total number of shares of common stock owned and offered hereby by Warburg would be increased to 3,009,274, or 6.47% of the common stock outstanding as of July 29, 2020, subject to further adjustment in accordance with the terms of the Notes.

(4)        The table assumes that Warburg sells all of its shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.
Warburg is an affiliate of funds managed by Warburg Pincus LLC. Prior to the issuance of the Notes, Mr. James Neary, a managing director of Warburg Pincus LLC, served and, pursuant to the terms of the Purchase Agreement, continues to serve on our board of directors. Otherwise, except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including the investment agreement and documents related to director positions with the Company), Warburg does not have, and within the last three years has not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

ActiveUS 180562579v.8

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable regulations, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income and estate tax consequences different from those discussed below.

Except where noted, this summary deals only with a Note or share of common stock held as a capital asset (generally property held for investment). This summary does not address all aspects of U.S. federal income and estate taxes related to the purchase, ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•
tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Notes or shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of Notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	tax consequences to certain former citizens or residents of the United States;

•
tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Notes to their financial statements under Section 451 of the Code;

•	alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding Notes or shares of common stock, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of Notes or shares of common stock received upon conversion of the Notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

ActiveUS 180562579v.8

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of Notes or shares of common stock received upon conversion of the Notes that is not a U.S. holder.

Consequences to U.S. Holders

Taxation of Interest and Original Issue Discount

The Notes will have original issue discount, or OID, for U.S. federal income tax purposes equal to the excess of a Note’s stated redemption price at maturity over its issue price. A Note’s stated redemption price at maturity is the sum of all payments provided by the terms of the Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because interest on the Notes may not be paid in cash but may be paid as PIK interest, none of the interest paid on the Notes will be qualified stated interest, and the stated redemption price at maturity will include all interest payments. The issue price of the Notes is the first price at which a substantial amount of the Notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of a Note is $965, which is less than the principal amount of such Note. For these reasons, the Notes will be issued with OID for U.S. federal income tax purposes.
As a result, a U.S. holder will be required, regardless of such holder’s usual method of tax accounting, to use the accrual method of accounting to account for interest with respect to the Notes. A U.S. holder will be required to accrue and include in such U.S. holder’s gross income each year ordinary interest income on the Notes at the yield to maturity described below, even though cash interest payments may not be made on the Notes.
The amount of ordinary interest income that U.S. holders will be required to accrue, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes, equals:

•
the product of (i) the adjusted issue price (as defined below) of the Notes as of the beginning of the accrual period and (ii) the yield to maturity (as defined below) of the Notes, adjusted for the length of the accrual period;

•    divided by the number of days in the accrual period; and
•    multiplied by the number of days during the accrual period that such U.S. holder held the Notes.
The adjusted issue price of a Note will be its issue price increased by the amount of original issue discount previously accrued on a Note under the rules described above and reduced by any principal payments received on the Note and reduced as appropriate to account for the pro rata prepayment of a portion of the Note as a result of cash interest payments as discussed below. The accrual period of a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The yield to maturity of a Note is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note, assuming all interest is PIK interest, produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note. The yield to maturity of the Notes is 7.02%.
A cash payment of interest on the Note will be treated as a pro rata prepayment of the Note and as a result a U.S. holder may have gain or loss resulting from such payment equal to the difference between the amount of the cash payment and the holder’s adjusted tax basis in the Note allocable to such prepayment. See “Consequences to U.S. Holders— Sale, Exchange or Other Taxable Disposition of Notes,” for more information. The amount of a U.S. holder’s adjusted

ActiveUS 180562579v.8

tax basis allocable to the payment generally will be such holder’s adjusted tax basis in the Note multiplied by the amount of the cash payment divided by the accreted principal amount of the Note (assuming such cash payment increased the principal amount of the Note).
Additional Payments
 We may be required to pay additional amounts on the Notes in certain circumstances. For example, as described above under the heading “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” we would be required to pay a premium upon the repurchase of notes in connection with a fundamental change. Because we believe the likelihood that we will be obligated to make any such additional payments on the Notes is remote or certain other exceptions apply, we intend to take the position (and this discussion assumes) that the Notes will not be treated as contingent payment debt instruments. In addition, in the Indenture for the Notes, the Company agreed to treat the Notes as not subject to the contingent payment debt instruments rules, unless otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Internal Revenue Code. Assuming our position is respected, a U.S. holder would be required to include in income such additional amounts at the time payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

 Our determination that the Notes are not contingent payment debt instruments is binding on a U.S. holder unless the holder discloses a contrary position to the IRS in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS were to challenge successfully our determination and the Notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, (i) to accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the yield to maturity on the Notes described above, regardless of their method of tax accounting, (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and (iii) treat the entire amount of realized gain upon a conversion of Notes as taxable ordinary income.

AHYDO
The Notes constitute “applicable high yield discount obligations,” commonly referred to as “AHYDOs.” The Notes constitute AHYDOs because they have a yield to maturity as determined for federal income tax purposes that is at least five percentage points above the applicable federal rate determined by the IRS as of the month in which they were issued and they were issued with “significant original issue discount” within the meaning of the rules applicable to AHYDOs. Because the notes constitute AHYDOs, our deductions for interest with respect to OID will be deferred until the interest is actually paid in cash or other property (other than an obligation of WEX). Moreover, a portion of the interest deductions for accrued OID will be permanently disallowed because the notes have a yield to maturity that exceeds the applicable federal rate plus six percentage points. The AHYDO rules generally do not affect the amount, timing or character of a U.S. holder’s income. However, a corporate U.S. holder will be treated as receiving a dividend in the amount of the disallowed portion allocable to the holder, if and to the extent we have current or accumulated earnings and profits and, in such case, be eligible for a dividends received deduction with respect to such amount.
Market Discount
If a U.S. holder’s adjusted tax basis in a Note is less than its revised issue price, the amount of the difference generally will be treated as market discount, unless such difference is less than a specified de minimis amount. The revised issue price of a Note equals its issue price plus the amount of original issue discount includible in the income of all holders for periods prior to the purchase date, disregarding any deduction for acquisition premium discussed below, reduced by the amount of all prior cash payments of interest on such note.
A U.S. holder will be required to treat any principal payment on, or any gain recognized on the sale or other disposition of, a Note, as ordinary income to the extent of any accrued market discount that has not previously been included in income at the time of such payment or disposition. In general, the amount of market discount that has accrued is determined on a straight-line basis over the remaining term of the Notes as of the time of acquisition or, at the election of the holder, on a constant yield basis. Such an election applies only to the Note with respect to which it is made and may not be revoked.
A U.S. holder of a Note acquired at a market discount may also elect to include the market discount in income currently as it accrues. If the holder makes such an election, the foregoing rules with respect to the recognition of ordinary

ActiveUS 180562579v.8

income on payments of principal or sales and other dispositions of the Notes, would not apply, and the holder’s tax basis in the Note would be increased by the amount of market discount included in income at the time it accrues. This election would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
A U.S. holder may be required to defer until maturity of the Note (or, in certain circumstances, its earlier disposition) the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a Note with market discount, unless the holder elects to include market discount in income on a current basis.

Upon conversion of a Note into common stock or a combination of cash and common stock, all or a portion of the accrued market discount on the Note not previously included in income may be carried over to the common stock received upon conversion of the Note, and any gain recognized upon the disposition of such common stock will be treated as ordinary income to the extent of such accrued market discount.

Acquisition Premium

If a U.S. holder’s adjusted tax basis in a Note exceeds the Note’s adjusted issue price, but is equal to or less than the sum of all amounts payable on the Note after the purchase date, the holder will be considered to have acquired the Note with an acquisition premium in an amount equal to such excess. In such case, the daily portion of OID which such U.S. holder must include in its gross income with respect to such Note for any taxable year will be reduced by an amount equal to such daily portion multiplied by a fraction, the numerator of which is the amount of such acquisition premium and the denominator of which is the OID remaining for the period from the date the Note was acquired to its maturity date. The tax forms received by U.S. holders on an annual basis reporting OID on the Notes generally will not account for any offset against OID for acquisition premium. Accordingly, each U.S. holder should consult its tax advisor as to the determination of any acquisition premium amount and the resulting adjustments to the amount of reportable OID.

Election to Treat All Interest as Original Issue Discount

U.S. holders may elect to include in gross income on a constant yield basis all amounts in the nature of interest that accrue on the Notes, including any stated interest, acquisition discount, OID, market discount, de minimis market discount and unstated interest, as adjusted by acquisition premium. An election by a U.S. holder for Notes with market discount results in a deemed election to accrue market discount in income currently for the Notes and for all other bonds a holder acquires with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with permission of the IRS. A U.S. holder’s tax basis in the Notes is increased by each accrual of the amounts treated as OID under the election described in this paragraph. Special rules and limitations apply to taxpayers who make this election; therefore, U.S. holders should consult their tax advisors as to whether they should make this election.

Sale, Exchange or Other Taxable Disposition of Notes

Except as provided below under “Consequences to U.S. Holders—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange or other taxable disposition of a Note equal to the difference between the amount realized upon such sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the Note. The amount realized will equal the amount of cash and the fair market value of any property received in exchange for the Note. A U.S. holder’s adjusted tax basis in a Note will generally be equal to the amount that such U.S. holder paid for the Note, increased by the amount of original issue discount and any market discount accrued on the Notes and previously included in the holder’s income and decreased by any principal payments received by the holder on the Note and decreased by any amount allocable to any cash payments of interest on the Note treated as a pro rata prepayment as discussed above under “Consequences to U.S. Holders—Taxation of Interest and Original Issue Discount”. Subject to the market discount rules discussed above, any gain or loss recognized on a taxable disposition of the Note will be capital gain or loss. If, at the time of the sale, exchange or other taxable disposition of the Note, a U.S. holder is treated as holding the Note for more than one year, such capital gain or loss will be a long-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally

ActiveUS 180562579v.8

is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations under the Code.

Conversion of Notes

Upon conversion of the Notes, we may deliver solely shares of our common stock (and cash in lieu of fractional shares), solely cash, or a combination of cash and shares of our common stock, as described above under “Description of Notes—Conversion Rights—Settlement upon Conversion.”

A U.S. holder of Notes generally will not recognize gain or loss on the conversion of the Notes solely into shares of common stock, other than with respect to cash received in lieu of fractional shares, which will be treated as described below.

In the event that we deliver solely cash upon such a conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the Notes in a taxable disposition (as described above under “Consequences to U.S. Holders—Sale, Exchange or Other Taxable Disposition of Notes”).

In the event that we deliver common stock and cash upon such a conversion, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Pursuant to the Indenture for the Notes, we have agreed to treat such a conversion as a recapitalization in part to the extent of any common stock delivered and a sale in part to the extent of any cash delivered. In such case, the receipt of common stock generally would not be taxable to a U.S. holder, and the cash payment received would generally be treated as proceeds from the sale of a portion of the Note and taxed in the manner described under “Consequences to U.S. Holders—Sale, Exchange or Other Taxable Disposition of Notes” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share as described below). The U.S. holder’s tax basis in the Note would generally be allocated pro rata among the common stock received, the fractional share that is treated as sold for cash and the portion of the Note that is treated as sold for cash, in accordance with their fair market values.

Cash received in lieu of a fractional share of common stock will be treated as a payment in exchange for the fractional share and generally will result in capital gain or loss. Gain or loss recognized on the receipt of cash paid in lieu of fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share exchanged.

It is possible that a conversion of a note into common stock and cash would be treated as a recapitalization in full. In such case, capital gain, but not loss, would be realized equal to the excess of the sum of the fair market value of the common stock and cash received over a U.S. holder’s adjusted tax basis in the Notes, but such gain would be recognized only to the extent of the amount of cash received (excluding cash in lieu of fractional shares). Any capital gain recognized should be long-term capital gain if the U.S. holder is treated as holding the note for more than one year at the time of conversion. In such case, the U.S. holder’s tax basis in the shares of common stock received upon conversion of the Notes (including any fractional share deemed received) would be equal to the holder’s aggregate tax basis in the Notes converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

A U.S. holder’s holding period for the shares of common stock received by the holder upon conversion of Notes generally will include the period during which the holder held the Notes prior to the conversion.

A holder of Notes with a basis of $1,000,000 or more may be subject to certain record keeping and information reporting requirements under Treasury Regulation Section 1.368-3(b) with respect to a conversion to the extent treated as a recapitalization.

Constructive Distributions

ActiveUS 180562579v.8

The conversion price of the Notes will be adjusted in certain circumstances, as described in “Description of Notes—Conversion Rights—Conversion Price Adjustments”. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion price adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder has not received any cash or property as a result of such adjustment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under “Consequences to U.S. Holders—Distributions on Common Stock.” It is not clear whether a constructive dividend deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding taxes), any such payment may be withheld from payments of cash and common stock payable on the Notes.

Distributions on Common Stock

Distributions made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. With respect to dividends received by certain non-corporate U.S. holders, the lower applicable long-term capital gains rates may apply if certain holding period requirements are satisfied. Dividends received by corporate U.S. holders may be eligible for a dividends-received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion above regarding market discount, upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the Notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that such holder has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

ActiveUS 180562579v.8

Subject to the discussions below concerning backup withholding and FATCA, payments of interest (including OID) on the Notes to a non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:

•
interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment or fixed base);

•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•
(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E or other applicable form) or (b) the non-U.S. holder holds the Notes through certain foreign intermediaries, and the non-U.S. holder and the foreign intermediary satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Dividends

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any constructive dividends resulting from certain adjustments, or failures to make adjustments, to the conversion price, as discussed above in “Consequences to U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, any such effectively connected income received by a non-U.S. holder that is a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

As discussed above under “Consequences to Non-U.S. Holders—Payments of Interest,” certain certification requirements and disclosure requirements must be complied with in order to claim the benefit of an applicable treaty rate or for effectively connected income to be exempt from withholding. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding is required on behalf of a non-U.S. holder, any such payment may be withheld from payments

ActiveUS 180562579v.8

of cash and common stock payable on the Notes. A non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussions below concerning backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, exchange or other taxable disposition of a Note or common stock will not be subject to U.S. federal income tax unless:

•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the Notes or common stock, as the case may be; provided that as long as our common stock is regularly traded on an established securities market, generally only non-U.S. holders (i) who have held more than 5% of such class of stock or, if the Notes are regularly traded, more than 5% of the Notes at any time during such five-year or shorter period or (ii) if the Notes are not regularly traded, who have acquired Notes with a fair market value of more than 5% of such class of stock on the acquisition date would be subject to taxation under this rule. We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes. No assurance can be provided that our common stock will remain regularly traded on an established securities market for purposes of the rules described above.

If a non-U.S. holder is described in the first bullet point above, such holder will be subject to tax on the net gain derived from the sale, exchange, or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Any gain recognized by a non-U.S. holder upon the conversion of a Note will be subject to U.S. federal income tax in accordance with the above rules.

Information Reporting and Backup Withholding

Generally, we (or the applicable withholding agent) must report annually to the IRS and to non-U.S. holders the amount of interest (including OID) and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the certification described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” has been received and we (or the applicable withholding agent) do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been

ActiveUS 180562579v.8

received, and we (or the applicable withholding agent) do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

FATCA

Provisions of the Code and official guidance commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on payments of interest (including OID) on the Notes and dividends on our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Withholding under FATCA may also apply to payments to a foreign entity of gross proceeds from the sale or other disposition of the Notes or our common stock (including settlement of the Notes at maturity). However, under recently proposed U.S. Treasury regulations withholding on payments of gross proceeds (other than amounts treated as interest or dividend income) is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

Investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

U.S. Federal Estate Taxes

A Note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•
the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and

•
interest payments with respect to such note, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

Common stock owned or treated as owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death (including stock treated as owned by such non-U.S. holder by reason of a transfer subject to certain retained powers, or by reason of any transfer within three years of death) will be included in the individual’s estate for U.S. federal estate tax purposes and thus will be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

ActiveUS 180562579v.8

PLAN OF DISTRIBUTION
The Selling Securityholders may from time to time offer for sale some or all of the Notes and shares of common stock covered by this prospectus (collectively, “Securities”). To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Securityholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities by them. We will not receive any proceeds from the sale of the Securities covered hereby.
Subject to the transfer restrictions set forth in the Purchase Agreement, Warburg or other Selling Securityholders may sell the Securities covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the Securities that it or they are allowed to sell under this prospectus. Warburg and any other Selling Securityholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by Warburg or any other Selling Securityholder in one or more types of transactions, which may include:

•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from Warburg or another Selling Securityholder and/or the purchasers of the Securities for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our common stock or other of our securities and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our common stock or other of our securities by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchange or over the counter market transactions;

•
through distribution by Warburg or any other Selling Securityholder or any of their respective successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of Warburg or any other Selling Securityholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

ActiveUS 180562579v.8

Warburg or any other Selling Securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
Warburg or any other Selling Securityholder may, subject to the transfer restrictions set forth in the Purchase Agreement, enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus, including the Notes, to third parties in privately negotiated transactions.

In connection with those sale, forward sale or derivative transactions, the third parties (or underwriters on their behalf) may sell shares of our common stock or other of our securities, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock. The third parties also may use shares or other securities received under those sale, forward sale or derivative arrangements or shares or other securities pledged by Warburg or any other Selling Securityholder or borrowed from Warburg, another Selling Securityholder or others to settle such third-party sales or to close out any related open borrowings of our common stock or other securities. The third parties or underwriters selling shares of our common stock or other securities on their behalf may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions may be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, Warburg or other Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions, which may require the delivery of securities to the broker-dealer or other financial institution. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. Warburg or another Selling Securityholder also may loan or pledge securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or Warburg’s or another Selling Securityholder’s securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of the Securities, including the specific Securities to be sold, the name of the Selling Securityholder, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. Warburg or any other Selling Securityholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from Warburg or such other Selling Securityholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Warburg or another Selling Securityholder. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by Warburg or another Selling Securityholder may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, Warburg, any other Selling Securityholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for Warburg or another Selling Securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by Warburg or another Selling Securityholder and any compensation earned by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling Securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

ActiveUS 180562579v.8

We and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or any Selling Securityholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or any of the Selling Securityholders or their respective affiliates in the ordinary course of business.
Warburg and any other Selling Securityholder will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by Warburg or any other such Selling Securityholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a Selling Securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, any underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
Underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

ActiveUS 180562579v.8

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Any underwriters may be advised about the validity of the securities and other legal matters by their own counsel, which, if applicable, will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from WEX Inc.’s Annual Report on Form 10-K, and the effectiveness of WEX Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ActiveUS 180562579v.8

577,254 shares of Common Stock
6.50% Convertible Senior Notes due 2027
Shares of Common Stock issuable upon conversion of 6.50% Convertible Senior Notes due 2027

PROSPECTUS

August 10, 2020

ActiveUS 180562579v.8

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following sets forth the costs and expenses, all of which will be, or have been, paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$75,331.20
Legal Fees and Expenses*	100,000
Accounting Fees and Expenses*	72,202
Miscellaneous*	3,000,000

Total	$3,247,533.26

*    Estimate

Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.
Our certification of incorporation and amended and restated by-laws provide that we shall indemnify our directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect. Such right to indemnification does not terminate upon any director or officer no longer serving in such capacity and it inures to the benefit of his or her heirs, executors and person and legal representatives. We are not however obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person, except for proceedings to enforce rights to indemnification, unless such proceeding was authorized or consented to by our board of directors. These indemnification rights include the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Company of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified.
We have entered into indemnification agreements with our directors pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by law, as the same may be amended from time to time.
Item 16.    Exhibits
The following Exhibits are filed as part of this Registration Statement:

ActiveUS 180562579v.8

1.1^        Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

4.1
Indenture, dated as of July 1, 2020, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 1, 2020, File No. 001-32426)

4.2        Form of 6.50% Convertible Senior Notes due 2027 (included in Exhibit 4.1)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1
WEX Inc. Common Stock and 6.50% Convertible Senior Notes Due 2027 Purchase Agreement, dated as of June 29, 2020, by and between the Company and WP Bronco Holdings, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 1, 2020, File No. 001-32426)

10.2
Registration Rights Agreement, dated as of July 1, 2020, by and between WEX Inc. and WP Bronco Holdings, LLC (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on July 1, 2020, File No. 001-32426)

23.1*        Consent of Deloitte & Touche LLP

23.2*        Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

24.1        Power of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A., to act as trustee with respect to the Indenture dated as of July 1, 2020

^    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
*    Filed herewith.

Item 17.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

ActiveUS 180562579v.8

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

ActiveUS 180562579v.8

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ActiveUS 180562579v.8

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on August 10, 2020.

WEX INC.

By:	/s/ Melissa D. Smith_________
Melissa D. Smith Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Melissa D. Smith and Roberto Simon, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-3 of WEX Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Melissa D. Smith____ Melissa D. Smith	President, Chief Executive Officer and Chair (Principal Executive Officer)	August 10, 2020

/s/ Roberto Simon______ Roberto Simon	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2020

/s/ Jack A. VanWoerkom Jack A. VanWoerkom	Vice Chairman and Lead Director	August 10, 2020

/s/ John E. Bachman____ John E. Bachman	Director	August 10, 2020

/s/ Daniel Callahan_____ Daniel Callahan	Director	August 10, 2020

/s/ Shikhar Ghosh_____ Shikhar Ghosh	Director	August 10, 2020

ActiveUS 180562579v.8

/s/ James Groch_______ James Groch	Director	August 10, 2020

/s/ James C. Neary____ James C. Neary	Director	August 10, 2020

/s/ Stephen Smith_____ Stephen Smith	Director	August 3, 2020

/s/ Susan Sobbott_____ Susan Sobbott	Director	August 10, 2020

/s/ Regina O. Sommer__ Regina O. Sommer	Director	August 10, 2020

ActiveUS 180562579v.8